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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

File No. 0-17973

☒ Filed by the Registrant
☐ Filed by a Party other than the Registrant
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a 6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
I-LINK INCORPORATED
(Name of Registrant As Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies: N/A
	(2)	Aggregate number of securities to which transaction applies: N/A
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A
	(4)	Proposed maximum aggregate value of transaction: N/A
	(5)	Total fee paid: $
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

9775 Business Park Avenue
San Diego, California 92131

[            ], 2003

Dear Stockholder:

        It is my pleasure to invite you to I-Link's annual meeting of the stockholders (the "Annual Meeting"). We will hold the meeting on March 28, 2003 at [10:00] [a.m.] local time at the [            ], San Diego, California 92131. In addition to the formal items of business, I will be available at the meeting to answer your questions.

        I-Link's Board of Directors has significantly changed the strategic direction of I-Link in recent months. On December 6, 2002, the Board approved the sale of I-Link's Unified Communication Business. I-Link retained all its technology, including patents that have been granted to I-Link with respect to the delivery of telecommunications services over a real-time Internet Protocol communications network, and will continue to explore opportunities to license its technology. The principal operating activities, however, will be conducted by I-Link's WorldxChange Corp. subsidiary, which acquired the Enterprise Business of RSL COM U.S.A., Inc. on December 10, 2002. In recognition of this new strategic direction, we have moved the corporate headquarters to the offices of WorldxChange in San Diego, California, and at the Annual Meeting you will be asked to consider and vote on an amendment to I-Link's Articles of Incorporation to change its name to Acceris Communications Inc. If this proposal is approved, we will immediately launch a new marketing initiative using the following logo:

[INSERT NEW ACCERIS LOGO]

At the Annual Meeting, you will also be asked to consider and vote on a number of additional proposals, including the election of two Class I directors, a reverse stock split, the approval of a new stock option and appreciation rights plan, and an amendment to I-Link's Articles of Incorporation to delete Article VI of the Articles of Incorporation. The actions to be taken at the Annual Meeting are described in detail in the attached Proxy Statement and Notice of Annual Meeting of Stockholders. This booklet also provides information about I-Link.

        Please note that only stockholders of record at the close of business on March 18, 2003 may vote at the Annual Meeting. Your vote is important. Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy card promptly. If you a stockholder of record and do attend the meeting and prefer to vote in person, you may do so.

        We look forward to seeing you at the meeting.

                      Very truly yours,

                      Allan Silber
                       Chairman of the Board and
                      Interim Chief Executive Officer and President

Notice of Annual Meeting of Stockholders

Date:	March 28, 2003
Time:	[10:00 a.m.]
Place:
[ ] San Diego, California 92131

Dear Stockholders:

        At our annual meeting of stockholders (the "Annual Meeting") we will ask you to:

  1.
  Elect two Class I directors and one Class III director each to serve for three years and until their successors have been duly elected and qualified;

  2.
  Approve an amendment to I-Link's Articles of Incorporation changing the name of the company to "Acceris Communications Inc.";

  3.
  Approve an amendment to I-Link's Articles of Incorporation deleting Article VI;

  4.
  Approve a 1-for-20 reverse split of I-Link's common stock;

  5.
  Approve the I-Link 2003 Stock Option and Appreciation Rights Plan; and

  6.
  Transact any other business that may properly be presented at the Annual Meeting or any adjournment thereof.

        If you were a stockholder of record at the close of business on March 18, 2003, you may vote at the Annual Meeting.

                      By Order of the Board of Directors,

                      Stephen Weintraub
                       Secretary

San Diego, California
[                        ], 2003

TABLE OF CONTENTS

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Why did you send me this proxy statement?
How many votes do I have?
What proposals will be addressed at the Annual Meeting?
Why would the Annual Meeting be postponed?
How do I vote in person?
How do I vote by proxy?
May I revoke my proxy?
Where are I-Link's principal executive offices?
What vote is required to approve each proposal?
Are there any dissenters' rights of appraisal?
Who bears the cost of soliciting proxies?
How can I obtain additional information regarding I-Link?
INFORMATION ABOUT I-LINK STOCK OWNERSHIP
Which stockholders own at least 5% of I-Link?
Do any of the officers and directors have an interest in the matters to be acted upon?
Did directors, executive officers and greater-than-10% stockholders comply with Section 16(a) beneficial ownership reporting requirements in 2002?
Directors and Executive Officers
The Board of Directors
Audit Committee Report
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
Compensation Committee Report on Executive Compensation
Comparison of Cumulative Total Return Among I-Link Incorporated, the Russell 2000 Index and a Peer Group
Director Compensation
Employment Contracts and Termination of Employment and Change-in-Control Arrangements
Compensation Committee Interlocks and Insider Participation
Certain Relationships and Related Transactions
INDEPENDENT PUBLIC ACCOUNTANTS
TO ELECT TWO CLASS I DIRECTORS, EACH TO SERVE FOR THREE YEARS AND UNTIL HIS SUCCESSOR HAS BEEN DULY ELECTED AND QUALIFIED.
General
Principal Effects of and Reasons for Name Change
Dissenters Rights.
Vote Required for Approval
OTHER PROPOSED ACTION
STOCKHOLDER PROPOSALS AND SUBMISSIONS
APPENDIX A: I-LINK AUDIT COMMITTEE CHARTER
APPENDIX B: DEBT RESTRUCTURING AGREEMENT
APPENDIX C: FLORIDA LAW RELATED TO DISSENTERS' RIGHTS
APPENDIX D: AMENDMENT TO I-LINK'S ARTICLES OF INCORPORATION
APPENDIX E 2003 STOCK OPTION AND APPRECIATION RIGHTS PLAN
ATTACHMENT: PROXY

i

I-LINK INCORPORATED

Proxy Statement
Dated                        , 2003
Annual Meeting of Stockholders

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy statement?

        We sent you this proxy statement and the enclosed proxy card because the board of directors of I-Link Incorporated, a Florida corporation (I-Link), is soliciting your vote at the 2003 annual meeting of stockholders (Annual Meeting). This proxy statement summarizes the information you need to vote in an informed manner on the proposals to be considered at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead you may simply complete, sign and return the enclosed proxy card.

How many votes do I have?

        We will be sending this proxy statement, the attached Notice of Annual Meeting and the enclosed proxy card on or about March 20, 2003 to all stockholders. Stockholders who owned I-Link common stock at the close of business on March 18, 2003 (Record Date) are entitled to one vote for each share of common stock they held on that date on all matters properly brought before the Annual Meeting. Similarly, holders of Series N preferred stock are entitled to vote with the common stock, voting together and not as separate classes, on an "as converted" basis.

        On the Record Date, the following classes of stock were issued and outstanding, and had the voting powers indicated. Each share of common stock is entitled to one vote, and each share of Series N preferred stock is entitled to approximately 800 votes.

Class of Stock	Shares Outstanding	Equivalent Votes
Common Stock	116,549,547	116,549,547
Series N preferred stock	769	615,200

Total Votes at Annual Meeting of Stockholders:		117,164,747

What proposals will be addressed at the Annual Meeting?

        We will address the following proposals at the Annual Meeting:

  1.
  Election of two Class I directors and one Class III director each to serve for three years and until their successors have been duly elected and qualified;

  2.
  Approval of an amendment to I-Link's Articles of Incorporation changing the name of the company to "Acceris Communications Inc.";

  3.
  Approval of an amendment to I-Link's Articles of Incorporation deleting Article VI;

  4.
  Approval of a 1-for-20 reverse split of I-Link's common stock;

  5.
  Approval of the 2003 Stock Option and Appreciation Rights Plan; and

  6.
  The transaction of such other business as may properly come before the meeting or any adjournment thereof.

Why would the Annual Meeting be postponed?

        The Annual Meeting will be postponed if a quorum is not present on March 28, 2003. If shares representing more than 50% of the votes entitled to be cast at the Annual Meeting are present in person or by proxy, a quorum will be present and business can be transacted. If a quorum is not present, the Annual Meeting may be postponed to a later date when a quorum is obtained. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum for the transaction of business but are not counted as an affirmative vote for purposes of determining whether a proposal has been approved.

How do I vote in person?

        If you plan to attend the Annual Meeting on March 28, 2003, or at a later date if it is postponed, at the [            ], San Diego, California 92131 and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a power of attorney executed by the broker, bank or other nominee that owns the shares of record for your benefit, authorizing you to vote the shares.

How do I vote by proxy?

        Whether you plan to attend the Annual Meeting or not, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote in person.

        If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

  •
  "For" the election of two Class I directors and one Class III director each to serve for three years and until their successors have been duly elected and qualified;

  •
  "For" approval of an amendment to I-Link's Articles of Incorporation changing the name of the company to "Acceris Communications Inc.";

  •
  "For" approval of an amendment to I-Link's Articles of Incorporation deleting Article VI;

  •
  "For" approval of a 1-for-20 reverse split of I-Link's common stock; and

  •
  "For" approval of the 2003 Stock Option and Appreciation Rights Plan.

        If any other matter is presented, your proxy will vote in accordance with his best judgment. At the time this proxy statement went to press, we knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this Proxy Statement.

May I revoke my proxy?

        If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of three ways:

  •
  You may send in another proxy with a later date.

  •
  You may notify I-Link in writing (by you or your attorney authorized in writing, or if the stockholder is a corporation, under its corporate seal, by an officer or attorney of the corporation) at our principal executive offices, before the Annual Meeting, that you are revoking your proxy.

  •
  You may vote in person at the Annual Meeting.

Where are I-Link's principal executive offices?

        We have relocated our principal executive offices to 9775 Business Park Avenue, San Diego, California 92131. Our telephone number is (858) 547-5700.

What vote is required to approve each proposal?

  Proposal 1: Election of Directors.

        A plurality of votes cast is required to elect director nominees. A nominee who receives a "plurality" means he has received more votes than any other nominee for the same director's seat. There are two nominees for the two Class I seats and one nominee for one Class III seat. In the event no other nominations are received, management's nominees will be elected upon receiving one or more votes. All shares of I-Link's common stock and the Series N preferred stock, voting on an as-converted basis and voting as a single class, will be entitled to vote. So, if you do not vote for the nominee, or you indicate "withhold authority to vote" for the nominee on your proxy card, your vote will not count either "for" or "against" the nominee.

  Proposal 2: Approval of an amendment to I-Link's Articles of Incorporation changing the company's name to "Acceris Communications Inc."

        All shares of I-Link's common stock and the Series N preferred stock voting on an as-converted basis and voting as a single class, will be entitled to vote. The affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding shares of common stock and the Series N preferred stock is required for approval of an amendment of the Articles of Incorporation changing the company's name to "Acceris Communications Inc." Therefore, since a majority of all votes entitled to be cast is required, any shares that are not voted, including shares represented by a proxy which is marked "abstain," will, in effect, count "against" Proposal 2.

        As of the Record Date, Counsel Communications LLC, a Delaware limited liability company formerly known as Counsel Springwell Communications LLC (Counsel Communications), holds [79,400,546] shares of I-Link's common stock, representing approximately [68]% of the votes entitled to be cast on this proposal. Counsel Communications has informed I-Link that it intends to vote such shares FOR the amendment to change the name of the company to Acceris Communications Inc. In such case, the amendment will be approved.

        Upon approval by the required stockholder vote, the amendment will become effective upon the filing of the Articles of Amendment to the Articles of Incorporation with the Department of State of the State of Florida, which filing is anticipated to occur during or shortly following the Annual Meeting.

  Proposal 3: Approval of an amendment to I-Link's Articles of Incorporation deleting Article VI.

        All of the outstanding shares of I-Link entitled to vote in an election of directors, i.e. the outstanding shares of common stock and the Series N preferred stock, voting on an as-converted basis and voting as a single class, will be entitled to vote. The approval of an amendment to the Articles of Incorporation to delete Article VI must receive the affirmative vote of at least 67% of the votes entitled to be cast by the holders of I-Link's common stock and Series N preferred stock. Therefore, since 67% of all votes entitled to be cast is required, any shares that are not voted, including shares represented by a proxy which is marked "abstain," will, in effect, count "against" Proposal 3.

        Counsel Communications has also informed I-Link that it intended to vote such shares FOR the amendment to delete Article VI of the Articles of Incorporation. In such case, the amendment will be approved.

        Upon approval by the required stockholder vote, the amendment will become effective upon the filing of the Articles of Amendment to the Articles of Incorporation with the Department of State of the State of Florida, which filing is anticipated to occur during or shortly following the Annual Meeting.

  Proposal 4: Approval of a 1-for-20 reverse stock split of I-Link's common stock.

        All shares of I-Link's common stock and the Series N preferred stock, voting on an as-converted basis and voting as a single class, will be entitled to vote. Under the existing provisions of I-Link's Articles of Incorporation, the approval of a 1-for-20 reverse split of I-Link's common stock (Reverse Stock Split) must be approved by (a) a vote of at least the majority of I-Link's issued and outstanding common stock and the Series N preferred stock held by stockholders other than officers, directors, and those persons who hold five percent or more of I-Link's outstanding common stock, and (b) a vote of a majority of shares issued and outstanding of I-Link common stock including the Series N preferred stock held by I-Link's officers, directors, and those persons who hold five percent or more of I-Link's outstanding common stock. If Proposal 3 of this Proxy Statement is approved and the Articles of Incorporation are amended to delete Article VI prior to the vote on Proposal 4, then the approval of at least the majority of I-Link's issued and outstanding common stock and the Series N preferred stock will be required. In any event, since a majority of all outstanding voting shares is required, any shares that are not voted, including shares represented by a proxy which is marked "abstain," will, in effect, count "against" Proposal 4.

        Counsel Communications has also informed I-Link that it intended to vote its shares FOR approval of the Reverse Stock Split. In such case, the Reverse Stock Split will be approved.

        Upon approval by the required stockholder vote, the amendment will become effective upon the filing of the Articles of Amendment to the Articles of Incorporation with the Department of State of the State of Florida, which filing is anticipated to occur during or shortly following the Annual Meeting.

  Proposal 5: Approve the 2003 Stock Option and Appreciation Rights Plan.

        All shares of I-Link's common stock, including the Series N preferred stock voting on an as-converted basis and voting as a single class, will be entitled to vote. A plurality of the votes cast is required to approve Proposal 5. Therefore, any shares that are not voted, including shares represented by a proxy, which is marked "abstain," will not count either "for" or "against" Proposal 5.

        Counsel Communications holds [79,400,564] shares of common stock, representing approximately [68]% of the votes entitled to be cast on this proposal. Counsel Communications has informed I-Link that it intends to vote such shares in favor of approval of the 2003 Stock Option and Appreciation Rights Plan. In such case, the 2003 Stock Option and Appreciation Rights Plan will be approved.

Are there any dissenters' rights of appraisal?

        Except for Proposal 3, the Board of Directors of I-Link has not proposed any action for which the laws of the State of Florida, the Articles of Incorporation or By-laws of I-Link provide a right of a stockholder to dissent and obtain payment for shares. Under Proposal 3, I-Link's stockholders have a right to dissent in the event the deletion of Article VI of the Articles of Incorporation is approved, and to receive the "fair value" of their shares upon compliance with the requirements of the Florida Business Corporation Act (Florida Act). These rights are explained in detail in Proposal 3 discussion in section entitled "Dissenters' Rights" which begins on page [    ] of this Proxy Statement. The dissenters' rights provisions of the Florida Act are included as Appendix C to this Proxy Statement. We urge you to read the "Dissenters' Rights" discussion of this Proxy Statement and the attached provisions of the Florida Act if you wish to exercise your dissenters' rights with respect to the proposals.

Who bears the cost of soliciting proxies?

        Under the terms and provisions of the Amended and Restated Debt Restructuring Agreement by and among I-Link, Counsel Corporation and Counsel Communications dated October 15, 2002 (Amended Debt Restructuring Agreement) described in detail in Proposal 3 of this Proxy Statement,

Counsel Communications will reimburse I-Link for all costs of soliciting proxies in connection with this Proxy Statement.

How can I obtain additional information regarding I-Link?

        I-Link is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (Exchange Act), which requires that I-Link file reports, proxy statements and other information with the Securities and Exchange Commission (SEC). The SEC maintains a website on the Internet that contains reports, proxy and information statements and other information regarding registrants, including I-Link, that file electronically with the SEC. The SEC's website address is www.sec.gov. In addition, I-Link's Exchange Act filings may be inspected and copied at the public reference facilities of the SEC located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549; and at the SEC's regional offices at Citicorp Center, 500 West Madison Street, Room 1400, Chicago, IL 60661, and at 233 Broadway, New York, NY 10279. Copies of the material may also be obtained upon request and payment of the appropriate fee from the Public Reference Section of the SEC located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549.

INFORMATION ABOUT I-LINK STOCK OWNERSHIP

Which stockholders own at least 5% of I-Link?

        The common stock and the Series N preferred stock, which votes on an as-converted basis with the common stock, constitute the only voting securities of I-Link. As of the Record Date, each share of Series N preferred stock is convertible, at the option of its holder, into 800 shares of common stock. The following table shows, as of the Record Date and to the best of our knowledge, all persons we know to be "beneficial owners" of more than 5% of the common stock, or "beneficial owners" of a sufficient number of shares of Series N preferred stock to be converted into at least 5% of the common stock. On the Record Date, there were [116,549,667] shares of common stock and 769 shares of Series N preferred stock issued and outstanding.

Name and address of owner(1)	Number of shares Beneficially owned		% of common stock beneficially owned(2)
Counsel Communications, LLC One Landmark Square Suite 315 Stamford, CT 06901	[ ]	(3)	[ ]	%

(1)
Unless noted, all of such shares of common stock are owned of record by each person or entity named as beneficial owner and such person or entity has sole voting and dispositive power with respect to the shares of common stock owned by each of them.

(2)
As to each person or entity named as beneficial owners, such person's or entity's percentage of ownership is determined by assuming that any options or convertible securities held by such person or entity which are exercisable or convertible within 60 days from the date hereof have been exercised or converted, as the case may be.

(3)
Includes 61,966,057 shares of I-Link's common stock issued upon conversion of Series M and N redeemable preferred stock in March 2001 which were obtained from Winter Harbor L.L.C. on March 7, 2001, based on information included in a Schedule 13D filed by Counsel on March 13, 2001 and amended by Counsel and filed with the SEC on May 2, 2001. Also includes 24,979,694 shares of I-Link's common stock issuable upon conversion of a convertible promissory note in the principal amount (and including accrued interest) of $13,989,629 loaned to I-Link as of 12/31/02, at the conversion price of $0.56 per share, under the terms of the Senior Convertible Loan and

  Security Agreement, dated March 1, 2001, as amended on May 8, 2001 (Loan Agreement). Under the terms of the Loan Agreement, Counsel may convert the aggregate principal amount and interest loaned to I-Link into shares of I-Link's common stock. Also includes 17,434,489 shares of I-Link's common stock issued on April 17, 2001 to Counsel under the terms of the Agreement and Plan of Merger, dated April 17, 2001. Also includes 90,099,502 shares of I-Link's common stock issuable upon conversion of the loan from Counsel Communications to I-Link, which loan is convertible into the shares of I-Link's common stock at the conversion rate of $[0.084] per share, which rate represented the average closing price of I-Link's common stock for 20 trading days preceding the date of the purchase agreement by and between Counsel Communications and RSL COM U.S.A., Inc. (see Proposal 3 of this Proxy Statement for additional information on this loan and transaction). Also includes 15,000,000 warrants to purchase shares of I-Link's common stock issued to Counsel in connection with its loan to I-Link dated June 4, 2001 at the exercise price of $.60 per share. The beneficial ownership figure excludes approximately 155,226,800 (as of December 31, 2002) shares issuable if the Amended Debt Restructuring Agreement (as described in Proposal 3 of this Proxy Statement) is approved. The issuance of shares under the Amended Debt Restructuring Agreement would also cause a reset to the conversion price of the convertible promissory note ($13,989,629 as of December 31, 2002) referred to above, from $0.56 to approximately [$0.40] which would result in an additional [11,832,000] shares of common stock be issued, which shares have also been excluded.

How much stock is owned by directors and executive officers?

        The following table shows, as of the Record Date, the common stock and any preferred stock owned by each director and executive officer. As of the Record Date, all of the present directors, as a group of seven persons, own beneficially [526,182] shares (a beneficial ownership of less than 1%) and all of our present directors and executive officers, as a group of 13 persons, own beneficially [526,182] shares (a beneficial ownership of less than 1%) of our common stock.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned		% of Common Stock Beneficially Owned(2)
Ralph Brandafino	0		*	%
Gary M. Clifford	0	(3)	*	%
James Ducay	0	(4)	*	%
Hal B. Heaton	[123,958	](5)	*	%
Kenneth L. Hilton	0	(11)	*	%
Barbara Jamaleddin	0	(12)	*	%
Kelly Murumets	0	(6)	*	%
Albert Reichmann	[45,589	](5)	*	%
Samuel L. Shimer	0	(7)	*	%
Allan C. Silber	0	(8)	*	%
Henry Y.L. Toh	[336,635	](9)	*	%
John R.Walter	[20,000	](5)	*	%
Gary J. Wasserson	0	(10)	*	%
All Executive Officers and Directors as a Group (13 people)	[526,182	](13)	*	%

*
Indicates less than one percent

(1)
Unless otherwise noted, all listed shares of common stock are owned of record by each person or entity named as beneficial owner and that person or entity has sole voting and dispositive power with respect to the shares of common stock owned by each of them. All addresses are c/o I-Link Incorporated unless otherwise indicated.

(2)
As to each person or entity named as beneficial owners, that person's or entity's percentage of ownership is determined based on the assumption that any options or convertible securities held by such person or entity which are exercisable or convertible within 60 days have been exercised or converted, as the case may be.

(3)
Mr. Clifford is the Chief Financial Officer of Counsel Corporation, the parent corporation and majority owner of interest in Counsel Communications (Counsel). At the December 6, 2002 meeting of the Board of Directors of I-Link, Mr. Clifford was appointed to the office of Vice President of Finance of I-Link. At the Board's February 12, 2003 meeting, Mr. Clifford was appointed Chief Financial Officer of I-Link. Mr. Clifford disclaims beneficial ownership of the shares of I-Link's common stock beneficially owned by Counsel via its majority ownership of its subsidiary, Counsel Communications.

(4)
Mr. Ducay is the President of Acceris Business Solutions, Inc., a division of WorldxChange Corp., I-Link's subsidiary.

(5)
Represents shares of common stock issuable pursuant to options and warrants.

(6)
Ms. Murumets is an Executive Vice President of Counsel. At the December 6, 2002 meeting of the Board of Directors of I-Link, Ms. Murumets was appointed to the office of Executive Vice President of I-Link. Ms. Murumets stands for election as a Class III director at the Annual Meeting. Ms. Murumets disclaims beneficial ownership of the shares of I-Link's common stock beneficially owned by Counsel via its majority ownership of Counsel Communications.

(7)
Mr. Shimer is a managing director of Counsel and was appointed as a Senior Vice President, Mergers & Acquisitions and business Development of I-Link effective February 12, 2003. Mr. Shimer disclaims beneficial ownership of I-Link's common stock beneficially owned by Counsel via its majority ownership of Counsel Communications.

(8)
Allan C. Silber is the Chairman, Chief Executive Officer and a stockholder of Counsel. Mr. Silber was elected to I-Link's Board of Directors in September 2001 and became Chairman in November 2001. Mr. Silber was appointed an Interim Chief Executive Officer and President of I-Link in December 2002 and is to serve in such capacity at the discretion of the Board of Directors and until the latter appoints a successor officer. Mr. Silber disclaims beneficial ownership of the shares of I-Link's common stock beneficially owned by Counsel via its majority ownership of Counsel Communications.

(9)
Represents shares of common stock issuable pursuant to options. Does not include shares held of record by Four M International, Ltd., of which Mr. Toh is a director. Mr. Toh disclaims any beneficial ownership of such shares.

(10)
Mr. Wasserson is a director of Counsel Communications and a managing director of Counsel. Mr. Wasserson disclaims beneficial ownership of the shares of I-Link's common stock beneficially owned by Counsel Communications and by Counsel via its majority ownership of Counsel Communications.

(11)
Mr. Hilton is the Chief Executive Officer of WorldxChange Corp., I-Link's wholly-owned subsidiary.

(12)
Ms. Jamalledin is the Senior Vice President of Network Operations of WorldxChange Corp., I-Link's wholly-owned subsidiary.

(13)
Represents [    ] of shares of common stock that may be obtained pursuant to options and warrants exercisable within 60 days of the date hereof.

Do any of the officers and directors have an interest in the matters to be acted upon?

        Under the terms and provisions of the Amended Debt Restructuring Agreement, I-Link's Board of Directors is required to recommend approval and adoption of Proposal 3 of this Proxy Statement. Messrs. Silber and Wasserson are members of the Board of Directors of Counsel Communications and Counsel. Counsel Communications and Counsel are interested in the outcome of Proposal 3. To the extent any officers or directors of I-Link are holders of I-Link's securities, their interest in the outcome of the Proposal 4 would be the same (on a pro-rata basis) as any other stockholder. I-Link's officers and directors have an interest in the outcome of Proposal 5 as that Proposal concerns the adoption of 2003 Stock Option and Appreciation Rights Plan. (See Proposal 5 discussion for a detailed description of the terms and provisions of the 2003 Stock Option and Appreciation Rights Plan). Other than in such capacities, no directors or officers, to the best of I-Link's knowledge, have an interest, direct or indirect, in any of the matters to be acted upon.

Did directors, executive officers and greater-than-10% stockholders comply with Section 16(a) beneficial ownership reporting requirements in 2002?

        Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership of equity securities of I-Link with the SEC. Officers, directors, and greater than ten percent stockholders are required by the SEC regulation to furnish us with copies of all Section 16(a) forms that they file.

        Based solely upon a review of Forms 3 and Forms 4 furnished to us pursuant to Rule 16a-3 under the Exchange Act during our most recent fiscal year, to I-Link's knowledge, all reporting persons complied with all applicable filing requirements with the following exceptions: K. Murumets, G. Clifford and S. Weintraub each inadvertently failed to file their respective Forms 3 upon their appointments as officers of I-Link in December 2002. I-Link will update the status of Section 16(a) beneficial ownership reporting, including the filing of Forms 5 with respect to its most recent fiscal year, at the time of the filing of the definitive proxy statement in connection with the 2003 Annual Meeting..

Directors and Executive Officers

        I-Link's Articles of Incorporation provide that the Board of Directors shall be divided into three classes, and that the total number of directors shall not be less than five but no more than nine. Each director shall serve a term of three years. At the December 6, 2002 meeting, the Board of Directors of I-Link resolved, among other items, to expand the size of the Board of Directors by adding one seat to the existing Board of Directors and to appoint Mr. John Walter to the Board of Directors to serve as a Class III director. At the February 12, 2003 Board of Directors meeting, Kelly Murumets was nominated as a Class III Director. The Board of Directors currently consists of seven members: two Class I Directors (Messrs. Shimer and Wasserson), three Class II Directors (Messrs. Toh, Heaton and Silber), and two Class III Directors (Messrs. Reichmann and Walter). Messrs. Shimer and Wasserson, the Class I Director nominees and Ms. Murumets, a Class III Director nominee, are standing for election for a three-year term at the Annual Meeting. Messrs. Shimer and Wasserson were appointed on April 15, 2001 to fill two vacancies of the Class I Directors created by the resignation in 2001 of a former director and an unfilled board seat.

        Biographical information with respect to the present executive officers, directors, and key employees are set forth below. There are no family relationships between any present executive officers and directors.

Name	Age(1)	Title
Allan C. Silber	[52]	Chairman of the Board and Director, Interim Chief Executive Officer and President
Hal B. Heaton	52	Director
Albert Reichmann	[72]	Director
Samuel L. Shimer	[39]	Director and Senior Vice President, Mergers & Acquisitions and Business Development
Henry Y.L. Toh	[43]	Director
John R. Walter	[55]	Director
Gary J. Wasserson	[45]	Director
Ralph Brandafino	[ ]	Chief Financial Officer, WorldxChange Corp.
Gary M. Clifford	[ ]	Vice President of Finance and Chief Financial Officer
James Ducay	[ ]	[President, Acceris Business Solutions]
Kenneth L. Hilton	[ ]	Chief Executive Officer, WorldxChange Corp.
Barbara Jamaleddin	[ ]	Senior Vice President of Network Operations, WorldxChange Corp.
Kelly Murumets	[ ]	Executive Vice President

(1)
As of December 31, 2002

        Allan C. Silber, Chairman of the Board and Director; Interim Chief Executive Officer and President.     Mr. Silber was elected to the Board of Directors as a Class II director in September 2001 and appointed as chairman of the board in November 2001. Mr. Silber is the chairman and CEO of Counsel Corporation, which he founded in 1979. Mr. Silber attended McMaster University and received a Bachelor of Science degree from the University of Toronto.

        Hal B. Heaton, Director.    Dr. Heaton was appointed by the Board of Directors as a Class II director on June 14, 2000 to fill a board vacancy. From 1982 to present he has been a professor of Finance at Brigham Young University and between 1988 and 1990 was a visiting professor of Finance at Harvard University. Dr. Heaton is a director of MITY Enterprises, Inc., a publicly traded manufacturer of furniture in Orem, Utah. Dr. Heaton holds a Bachelor's degree in Computer Science/Mathematics and a Master's in Business Administration from Brigham Young University, as well as a Master's degree in Economics and a Ph.D. in Finance from Stanford University.

        Albert Reichmann, Director.    Mr. Reichmann was elected to the Board of Directors as a Class III director in September 2001. From 1996 to present, Mr. Reichmann served as the Chairman and Chief Executive Officer of Heathmount A.E. Corporation, a company established for the creation and development of sports and amusement parks in North America and Asia. He is the Chairman of Olympia & York Developments Limited, a leading international commercial developer recognized for revitalization projects such as the World Financial Center in New York and Canary Wharf in London. Mr. Reichmann is internationally recognized for his humanitarian and charitable efforts which range from Armenian earthquake relief to medical relief for child victims of the Chernobyl nuclear disaster to arranging the first cabinet-level meetings between the governments of Israel and the Soviet Union since the end of the Six-Day War. Mr. Reichmann holds an honorary Degree of Laws from the Faculty of Administrative Studies of York University. Mr. Reichmann has served on the Steering Committee of York University's International Management Center located in Budapest, Hungary since 1988 and is an Advisor to its East-West Enterprise Exchange initiative. Mr. Reichmann is a founder of the Canada-USSR Business Council established in 1989 by intergovernmental agreement.

        Samuel L. Shimer, Director, Senior Vice President, Merger & Acquisitions and Business Development.     Mr. Shimer was appointed by the Board of Directors as a Class I director on April 15, 2001 to fill a board vacancy and was appointed Senior Vice President, Merger & Acquisitions and Business Development on February 12, 2003. From 1997 to present he has been employed by Counsel Corporation, serving as a Managing Director since 1998. Mr. Shimer is currently serving as a director of Counsel Communications, Counsel's communications merchant banking affiliate. From 1991 to 1997, Mr. Shimer worked at two merchant banking funds affiliated with Lazard Frères & Co., Centre Partners and Corporate Partners, ultimately serving as a Principal. Mr. Shimer earned a Bachelor of Science in Economics degree from The Wharton School of the University of Pennsylvania, and a Master's of Business Administration degree from Harvard Business School.

        Henry Y.L. Toh, Director.    The Board of Directors elected Mr. Toh as a Class II director and as Vice Chairman of the Board of Directors in April 1992. Mr. Toh became President of I-Link in May 1993, Acting Chief Financial Officer in September 1995 and Chairman of the Board in May 1996, and served as such through September 1996. Mr. Toh has served as a director of National Auto Credit, Inc. (previously an originator of sub-prime automobile financing that is transitioning into new lines of business) from 1998 through the present and Teletouch Communications, Inc., a retail provider of internet, cellular and paging services, beginning in November 2001. He is also a director of Four M International Inc., a private investment firm. He is a graduate of Rice University.

        John R. Walter, Director.    Mr. Walter was appointed by the Board of Directors as a Class III Director on December 6, 2002 to fill a board vacancy. Mr. Walter is the retired President and Chief Operating Officer of AT & T, where he was responsible for day-to-day operations of the company's core long-distance, local, wireless and on-line services businesses, as well as its credit card and outsourcing businesses. He is Chairman of Ashlin Management Company, a private management consulting firm with an emphasis on corporate strategic planning and development of corporate employee and management culture. Mr. Walter began his career in 1969 at R.R. Donnelley & Sons, becoming President in 1987. In 1989, he was appointed Chairman, President, and Chief Executive Officer, a position he retained through 1996, when he resigned to join AT&T. He serves on the board of directors of Abbott Laboratories, Deere & Company, Manpower, Inc., Applied Graphics Technologies and SNP Corporation of Singapore. He is a trustee of the Chicago Symphony Orchestra and Northwestern University. Mr. Walter also serves on the International Advisory Council of the Singapore Economic Development Board and is a director of the Evanston Northwestern Healthcare Corporation, the Executives' Club of Chicago, Chicago Council on Foreign Relations and Steppenwolf Theatre. He is a member of the Board of Advisors of Brookfield Zoo.

        Gary J. Wasserson, Director.    Mr. Wasserson was appointed by the Board of Directors as a Class I Director on April 15, 2001 to fill a Board vacancy. In May 2001, Mr. Wasserson was appointed CEO of I-Link which position he held until his resignation in December 2001. In June 2001, Mr. Wasserson became President and CEO of WorldxChange Corp which position he held until May 2002. From 1999 to October 31, 2001, he was been President and Chief Executive Officer of Counsel Communications and since November 1, 2001 he has been a Managing Director of Counsel Corporation (US)). From 1997 to 1999, he was President and Chief Executive Officer of Call SciencesTM/VirtelTM, a major provider of enhanced telecommunications services deliverable over global intelligent networks. From 1992 to 1997, he served as Chief Executive Officer of Global Links/GTS, a company instrumental in creating the calling card industry trade association and its regulatory initiatives within the industry. Mr. Wasserson holds a Bachelor's degree from Babson College.

        Ralph Brandafino, Chief Financial Officer/Treasurer of WorldxChange Corp., I-Link's wholly owned subsidiary.    Mr. Brandifino joined WorldxChange Corporation in July 2001 after serving as Chief Financial Officer for three other international telecommunication organizations over the past five years: Justice Telecommunications, Pittsburgh International Telecom, and WorldxChange Communications. Prior to those appointments, he served as the Senior Vice President and Chief Financial Officer for Terex Corporation, a Fortune 500 global producer of industrial equipment. He also served as Senior Vice President and Chief Financial Officer for Long Island Lighting Company, a Fortune 500 company and the 20th largest utility in the United States, and for Chicago Pneumatic Tool Company, a Fortune 500 multinational manufacturer of diverse capital goods products. Mr. Brandifino received a Bachelor's Degree in business from Hofstra University in 1966 and a Master's Degree from the Wharton School of Business in 1980. He also earned a Juris Doctor degree from St. John's University and is a member of the New York Bar.

        Gary M. Clifford, Vice President of Finance, Chief Financial Officer.    Mr. Clifford joined Counsel Corporation in 2002 as Chief Financial Officer. Since 1998, Mr. Clifford has held various senior roles at Leitch Technology Corporation in Finance, Operations and Corporate Development. Previously, Gary also worked for NetStar Communications Inc. Mr. Clifford is a Chartered Accountant, who articled with Coopers & Lybrand. A graduate of the University of Toronto, with a Bachelor degree in Management, Gary has also lectured at Ryerson Polytechnic University in Toronto, Canada. Mr. Clifford was appointed as Vice President of Finance of I-Link on December 6, 2002 and Chief Financial Officer on February 12, 2003.

        James Ducay.    Jim Ducay was named President of Acceris Communications Solutions on December 10, 2002. Previously, Mr. Ducay was Executive Vice President and Chief Operating Officer of RSL COM USA with responsibility for Marketing, Sales and Account Services, Engineering and Operations, and Information Technology. Before joining RSL COM USA, Mr. Ducay was Vice President of Marketing and Sales for Ameritech Interactive Media Services where he was responsible for managing Ameritech's Internet products and related sales channels. He also served as Managing Director and Vice President for Bell Atlantic/NYNEX. Mr. Ducay has a Master's Degree in Engineering from the University of Illinois and a Master's Degree in Business Administration from the University of Chicago.

        Kenneth L. Hilton, Chief Executive Officer of WorldxChange.    Kenneth L. Hilton was appointed Chief Executive Officer of WorldxChange Corporation in May 2002. He joined WorldxChange after serving as the Chief Executive Officer of Handtech.com, an Internet-based start-up company in Austin, TX. that provided customized E-commerce storefronts, supply chain management and back office services to value-added resellers. Prior to Handtech, he was the Executive Vice President of North American Consumer Sales for Excel Communications, where he also served as the Chairman of the Board for Excel Canada. Prior to his 5 years at Excel, he ran North America operations for PageMart Wireless where he launched the Canadian business and also served as the Chairman of the Canadian Board. Prior to PageMart, Mr. Hilton held numerous sales and management positions with IBM. His 14-year career with IBM included sales, sales management, branch management and regional management positions.

        Barbara Jamaleddin, Senior Vice President for Network Operations of WorldxChange.    Prior to this position, Ms. Jamaleddin held the position of Senior Vice President for WorldxChange Communications from 1995 to 2001. Prior to WorldxChange, Ms. Jamaleddin spent seven years with Sprint, where she served as Director of Product Development & Support and Director, National Operations Control Center. While at Sprint, Ms. Jamaleddin was named inventor of a patent for enhanced services and was the founder of the Women's Organization. Ms. Jamaleddin's early career was with Michigan Bell, and from 1966 through 1987, she led Michigan Bell's quest to upgrade more than 200 of its central offices to Stored Program Control. Ms. Jamaleddin attended Wayne State University.

        Kelly Murumets, Executive Vice President.    Ms. Murumets joined Counsel Corporation in 2002 as Executive Vice President. Over the past fifteen years, most recently as a Vice President with Managerial Design, Ms. Murumets was a advisor to clients throughout North America giving leaders the insight and guidance required to achieve consensus, build cohesive and committed leadership teams, and implement change. Ms. Murumets received her BA from Bishop's University in 1985, her MBA from the University of Western Ontario's Ivey School of Business in 1988 and her MSW from Wilfrid Laurier University in 1996. Ms. Murumets was appointed as Executive Vice President of I-Link on December 6, 2002.

        Each officer of I-Link is appointed by the Board of Directors and holds his office at the pleasure and direction of the Board of Directors or until such time of his/her resignation or death.

        There are no material proceedings to which any director, officer or affiliate of I-Link, any owner of record or beneficially of more that five percent of any class of voting securities of I-Link, or any associate of any such director, officer, affiliate of I-Link or security holder is a party adverse to I-Link or any of its subsidiaries or has a material interest adverse to I-Link or any of its subsidiaries.

The Board of Directors

        The Board of Directors oversees the business affairs of I-Link and monitors the performance of management. The Board of Directors held [    ] meetings during the fiscal year ended December 31, 2002. During the fiscal year ended December 31, 2002, no incumbent director attended fewer than [    ] percent of the meetings of the board of directors and of the committees on which he served.

        The Board of Directors has designated three standing committees: the Audit Committee, the Compensation Committee and the Finance Committee.

Committees of the Board of Directors

        Audit Committee.    On June 9, 2000, the Board of Directors approved I-Link's Audit Committee Charter, which was subsequently revised and amended by I-Link's Audit Committee on July 10, 2001. Subsequently on [    ], 2002 the Board of Directors considered and approved a revised Audit Committee Charter incorporating certain updates in light of the most recent regulatory developments, including the Sarbanes-Oxley Act of 2002. A copy of the current Audit Committee Charter is attached as Appendix A. The Audit Committee is responsible for making recommendations to the Board of Directors concerning the selection and engagement of independent certified public accountants and for reviewing the scope of the annual audit, audit fees, results of the audit, and auditor independence. The Audit Committee also reviews and discusses with management and the Board of Directors such matters as accounting policies, internal accounting controls, and procedures for preparation of financial statements. Its membership is currently comprised of Mr. Heaton (chairman), Mr. Toh and one vacancy. Mr. Toh was employed by I-Link from 1992 to 2000. Due to his former employment with I-Link, Mr. Toh is not considered to be an independent director. Mr. Toh was employed by Peat Marwick & Mitchell for 12 years, and has substantial public accounting, public company and audit committee experience. The Board of Directors determined that because of Mr. Toh's substantial experience in public accounting, with public companies and his substantial audit committee experience derived from his participation on the Board of Directors and the Audit Committee of a different public company, combined with his years of experience as an officer and director of I-Link, the best interests of I-Link and its stockholders required Mr. Toh's membership of I-Link's Audit Committee. Mr. Toh currently is not an I-Link employee nor is he an immediate family member of an I-Link employee. The Audit Committee held [five] meetings during the last fiscal year.

        Compensation Committee.    The Compensation Committee reviews and approves the compensation for executive employees. Its membership is currently comprised of Mr. Heaton and two vacancies. The Compensation Committee held [one] meeting during the last fiscal year.

        Finance Committee.    The finance committee is responsible for reviewing and evaluating financing, strategic business development and acquisition opportunities. Its membership is currently comprised of Mr. Heaton and two vacancies. The Finance Committee held [    ] meetings during the last fiscal year.

        Special Committee.    The Board of Directors maintains a Special Committee of independent directors for the purposes of reviewing and approving related party transactions (Special Committee). The Special Committee consists of two members, Henry Toh and Hal Heaton. During 2002, the Special Committee negotiated the terms of the Debt Restructuring Agreement discussed in Proposal 3 of this Proxy Statement. The Special Committee met [    ] times during 2002, and Messrs. Toh and Heaton were paid $34,000 and $22,500 respectively for their service on the Special Committee.

        We do not have a nominating or a corporate governance committee or any committees serving similar functions.

Audit Committee Report

        The following paragraphs constitute information required pursuant to paragraph (e)(3) of Item 7 of the Exchange Act Rule. In accordance with these rules, the information provided in this Proxy Statement shall not be deemed to be "soliciting material," or to be "filed" with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Exchange Act. This information shall also not be deemed to be incorporated by reference into any filings by I-Link with the SEC, notwithstanding the incorporation of this Proxy Statement into any filings.

        During the fiscal year ended December 31, 2002, the Audit Committee performed the following functions:

  •
  review of audit services and selection of I-Link's independent auditors;

  •
  reviewed and discussed I-Link's audited financial statements with management and the independent auditors;

  •
  discussed with I-Link's independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU §380); SAS 61 requires independent auditors to communicate certain matters related to the conduct of an audit to those who have responsibility for oversight of the financial reporting process, specifically the audit committee. Among the matters to be communicated to the audit committee are: (1) methods used to account for significant unusual transactions; (2) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus; (3) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates; and (4) disagreements with management over the application of accounting principles, the basis for management's accounting estimates, and the disclosures in the financial statements;

  •
  received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the independent auditors their independence in accordance with SEC Rule 201-2.01 and other applicable law; and

  •
  based on the review and discussions above, the Audit Committee approved the audited financial statements for the last fiscal year.

By the members of the Audit Committee:
Hal B. Heaton, Chairman Henry Y. L. Toh

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

        The following table sets forth the aggregate cash compensation paid for services rendered during the last three years by each person serving as our Chief Executive Officer during the last year and our other most highly compensated executive officers serving as such at the end of the year ended December 31, 2002 whose compensation was in excess of $100,000 (Named Executive Officers).

Long-Term Compensation
	Annual Compensation				Awards		Payouts
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation($)	Restricted Stock Awards($)	Securities Underlying Options/ SARs(#)	LTIP Payouts($)	All Other Compensation($)
Allan Silber(1)	2002 2001 2000	— — —	— — —	— — —	— — —	— — —	— — —	— — —
Helen Seltzer(2)	2002 2001 2000	267,360 — —	— — —	— — —	— — —	— — —	— — —	— — —
Ralph Brandafino(5) Chief Financial Officer, WorldxChange Corp.	2002 2001 2000	226,050 95,897	63,025 15,250	— — —	— — —	— — —	— — —	— — —
Kenneth L. Hilton(6) Chief Executive Officer, WorldxChange Corp.	2002 2001 2000	183,333	183,333	— — —	— — —	— — —	— — —	— — —
Barbara Jamaleddin Senior Vice President of Network Operations, WorldxChange	2002 2001 2000	205,500 115,256	67,750 18,092	— — —	— — —	— — —	— — —	— — —

(1)
Mr. Silber was appointed as Interim Chief Executive Officer and President of I-Link as of December 19, 2002.

(2)
Ms. Seltzer served as the Chief Executive Officer of I-Link from January 3, 2002 through December 12, 2002.

(3)
Mr. Brandafino became the Chief Financial Officer of WorldxChange Corp. on July 25, 2001.

(4)
Mr. Hilton became the Chief Executive Officer of WorldxChange Corp. on May 1, 2002.

(5)
Ms. Jamaleddin became the Senior Vice President for Network Operations of WorldxChange on June 4, 2001.

Option/SAR Grants in Last Fiscal Year (2002)

        No options were granted to any of the Named Executive Officers during the year ended December 31, 2002.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

        None of the Named Executive Officers exercised any options during 2002; nor did any of them hold any unexercised options at the end of 2002.

Compensation Committee Report on Executive Compensation

        The Compensation Committee administers the compensation program for executive officers and other senior management of I-Link and bases its decisions on both individual performance and the financial results achieved by I-Link.

        The principal elements of the compensation program for executive officers are base salary and stock options. The goals of the program are to give the executive officers incentives to work toward the improved financial performance of I-Link and to reward them for their contributions to I-Link's success. For a summary of fiscal 2002 compensation, see "Compensation of Executive Officers and Directors" above.

        Base Salaries.    The committee has based its decisions on salaries for I-Link's executive officers, including the Chief Executive Officer and President on a number of factors, both objective and subjective. Objective factors considered include increases in the cost of living, I-Link's overall historical performance and comparable industry data, although no specific formulas based on such factors have been used to determine salaries. Salary decisions are based primarily on the committee's subjective analysis of the factors contributing to I-Link's long-term success and of the executives' individual contributions to such success.

        Stock Options.    The committee views stock options as its primary long-term compensation vehicle for I-Link's executive officers. Stock options generally are granted at the prevailing market price on the date of grant and will have value only if I-Link's stock price increases. Options granted to executive officers generally vest in quarterly increments over three years beginning on the date of the grant. Some options vest in increments upon the attainment by I-Link of certain performance benchmarks. Grants of stock options generally are based upon the performance of I-Link, the level of the executive's position within I-Link and an evaluation of the executive's past and expected future performance. The committee grants stock options periodically, but not necessarily on an annual basis.

By the Compensation Committee:
Hal B. Heaton

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG I-LINK INCORPORATED, THE RUSSELL 2000 INDEX AND A PEER GROUP

Performance Graph

        The following graph compares I-Link's cumulative total stockholder return with that of the Russell 2000 index of small-capitalization companies and a peer group index. During 2002 and beginning with this Proxy Statement, I-Link reevaluated the composition of its performance peer group and determined that a change was appropriate. I-Link is making this change in light of the most recent changes in the strategic direction of the company and re-orientation of its business priorities.

        During this transition year, both the 2001 peer group (consisting of IDT Corporation, ICG Communications, Inc. and AlphaNet Solutions, Inc.) and the new 2003 peer group (consisting of ATX Communications, Inc., deltathree, Inc., Universal Access Global Holdings, Inc., IDT Corporation, Buyers United, Inc. and Primus Telecommunications Group, Inc.) indexes are shown so that stockholders may compare them for the most recent 5 year performance period. I-Link chose the companies comprising the 2003 peer group because they are similar in size, are similar in their lines of business to I-Link and represent I-Link's competitors in various geographical markets subsequent to the most recent changes in I-Link's business. The graph assumes an initial investment of $100.00 made on December 31, 1997, and the reinvestment of dividends (where applicable). I-Link has never paid a dividend on its common stock.

	Cummulative Total Return
	12/31/1997	12/31/1998	12/31/1999	12/31/2000	12/31/2001	12/31/2002
ILINK, Inc.	$100.00	$34.69	$45.41	$12.76	$1.22	$2.04
New Peergroup	$100.00	$89.82	$153.18	$114.46	$145.55	$144.46
Old Peergroup	$100.00	$55.05	$53.11	$17.97	$30.40	$26.80
Russell 2000	$100.00	$96.55	$115.50	$110.64	$111.78	$87.66

Director Compensation

        On the first business day in January of each year prior to 2002, each director then serving was to receive an option to purchase 20,000 shares of common stock and for each committee on which the director serves an option to purchase 5,000 shares of common stock. The exercise price of such options is equal to the fair market value of the common stock on the date of grant. The directors are also eligible to receive options under our stock option plans at the discretion of the Board of Directors.

        In 2002 the Board of Directors voted to only award options to the independent directors in accordance with the above-described arrangement. In addition, each independent director will be paid $1,000 for each in-person board meeting attended and $500 for each telephonic board meeting attended.

        In addition, during 2002, Messrs. Heaton and Toh received $22,500 and $34,000, respectively, in connection with the services that they rendered for the Special Committee.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

        Helen Seltzer Employment Contract.    On January 3, 2002, Springwell Capital Corporation, I-Link, Counsel and Helen Seltzer entered into an agreement whereby Ms. Seltzer became I-Link's Chief Executive Officer. The term of the agreement was four years at an annual base salary of $275,000. Ms. Seltzer is eligible for a discretionary bonus in an amount to be determined by the Board of Directors of WorldxChange Corp. up to 100% of her annual base salary. In 2002, she was guaranteed a minimum bonus of $137,500. Ms. Seltzer also entered into an agreement on January 3, 2002 with Counsel Communications and Counsel. Under that agreement, Ms. Seltzer was issued approximately 0.2% of the common units of Counsel Communications, which common units vest over a four-year period commencing on January 3, 2003. In addition to serving as CEO of I-Link, Ms. Seltzer agreed to serve as a member of the Management Executive Committee of Counsel Communications. Mr. Seltzer also had the right to participate in Counsel's 2001 Executive Stock Purchase Plan. Ms. Seltzer was terminated as I-Link's Chief Executive Officer on December 12, 2002.

        Kenneth Hilton Employment Contract.    On May 1, 2002, WorldxChange Corp. and Kenneth L. Hilton entered into a four-year employment agreement pursuant to which Mr. Hilton became the Chief Executive Officer of WorldxChange Corp., I-Link's wholly-owned subsidiary. Mr. Hilton's annual salary is $275,000, and he is eligible for a discretionary bonus in an amount to be determined by the Board of Directors of WorldxChange Corp. up to 100% of his annual salary. Counsel Communications and Counsel also entered into an agreement with Mr. Hilton dated May 1, 2002, under which agreement, Mr. Hilton was issued approximately 0.2% of the common units of Counsel Communications, which common units vest over a four-year period commencing on May 1, 2003. In addition to serving as CEO of WorldxChange Corp., Mr. Hilton agreed to serve as a member of the Management Executive Committee of Counsel Communications.

        James Ducay Employment Contract.    On July 1, 2002, WorldxChange Corp. and James Ducay entered into an employment agreement, which became effective on December 10, 2002, the date on which WorldxChange completed its acquisition of the assets of RSL, and expires on December 10, 2003. Mr. Ducay's annual salary is $275,000, and he is eligible for a discretionary bonus in an amount to be determined by the Board of Directors of WorldxChange Corp. up to 100% of his annual salary. Mr. Ducay also agreed to serve as a member of the Management Executive Committee of Counsel Communications.

Director Stock Option Plan

        I-Link's Director Stock Option Plan (DSOP) authorizes the grant of stock options to directors of I-Link. Options granted under the DSOP are non-qualified stock options exercisable at a price equal to the fair market value per share of common stock on the date of any such grant. Options granted under the DSOP are exercisable not less than six (6) months or more than ten (10) years after the date of grant.

        As of December 31, 2002, options for the purchase of 4,668 shares of common stock at prices ranging from $0.875 to $3.875 per share were outstanding. As of the same date, options to purchase 15,895 shares of common stock have been exercised. In connection with adoption of the 1995 Director Plans (as defined below) the board of directors authorized the termination of future grants of options under the DSOP; however, outstanding options granted under the DSOP will continue to be governed by the terms thereof until exercise or expiration of such options.

1995 Director Stock Option Plan

        In October 1995, the stockholders of I-Link approved adoption of I-Link's 1995 Director Stock Option and Appreciation Rights Plan, which plan provides for the issuance of incentive options, non-qualified options and stock appreciation rights (1995 Director Plan).

        The 1995 Director Plan provides for automatic and discretionary grants of stock options which qualify as incentive stock options (Incentive Options) under Section 422 of the Internal Revenue Code of 1986, as amended (Code), as well as options which do not so qualify (Non-Qualified Options) to be issued to directors. In addition, stock appreciation rights (SARs) may be granted in conjunction with the grant of Incentive Options and Non-Qualified Options. No SARs have been granted to date.

        The 1995 Director Plan provides for the grant of Incentive Options, Non-Qualified Options and SARs to purchase up to 250,000 shares of common stock (subject to adjustment in the event of stock dividends, stock splits and other similar events). To the extent that an Incentive Option or Non-Qualified Option is not exercised within the period of exercisability specified therein, it will expire as to the then-unexercised portion. If any Incentive Option, Non-Qualified Option or SAR terminates prior to exercise thereof and during the duration of the 1995 Director Plan, the shares of common stock as to which such option or right was not exercised will become available under the 1995 Director Plan for the grant of additional options or rights to any eligible employees. The shares of common stock subject to the 1995 Director Plan may be made available from either authorized but unissued shares, treasury shares, or both.

        The 1995 Director Plan also provides for the grant of Non-Qualified Options on a non-discretionary basis pursuant to the following formula: each member of the board of directors then serving shall receive a Non-Qualified Option to purchase 10,000 shares of common stock at an exercise price equal to the fair market value per share of the common stock on that date. Pursuant to such formula, directors received options to purchase 10,000 shares of common stock as of October 17, 1995, options to purchase 10,000 shares of common stock on January 2, 1996, and will receive options to purchase 10,000 shares of common stock on the first business day of each January. The number of shares granted to each board member was increased to 20,000 in 1998. In addition, the board member will receive 5,000 options for each committee membership. Each option is immediately exercisable for a period of ten years from the date of grant. I-Link has 190,000 shares of common stock reserved for issuance under the 1995 Director Plan. As of December 31, 2002, options exercisable to purchase 170,000 shares of common stock at prices ranging from $1.00 to $1.25 per share are outstanding under the 1995 Director Plan. As of December 31, 2002, options to purchase 60,000 shares have been exercised under the 1995 Director Plan.

1995 Employee Stock Option Plan

        In October 1995, the stockholders of I-Link approved adoption of I-Link's 1995 Employee Stock Option and Appreciation Rights Plan (1995 Employee Plan), which plan provides for the issuance of Incentive Options, Non-Qualified Options and SARs.

        Directors of I-Link are not eligible to participate in the 1995 Employee Plan. The 1995 Employee Plan provides for the grant of stock options which qualify as Incentive Stock Options under Section 422 of the Code, to be issued to officers who are employees and other employees, as well as Non-Qualified Options to be issued to officers, employees and consultants. In addition, SARs may be granted in conjunction with the grant of Incentive Options and Non-Qualified Options. No SARs have been granted to date.

        The 1995 Employee Plan provides for the grant of Incentive Options, Non-Qualified Options and SARs of up to 400,000 shares of common stock (subject to adjustment in the event of stock dividends, stock splits and other similar events). To the extent that an Incentive Option or Non-Qualified Option is not exercised within the period of exercisability specified therein, it will expire as to the then-unexercised portion. If any Incentive Option, Non-Qualified Option or SAR terminates prior to exercise thereof and during the duration of the 1995 Employee Plan, the shares of common stock as to which such option or right was not exercised will become available under the 1995 Employee Plan for the grant of additional options or rights to any eligible employee. The shares of common stock subject to the 1995 Employee Plan may be made available from either authorized but unissued shares, treasury shares, or both. I-Link has 400,000 shares of common stock reserved for issuance under the 1995 Employee Plan. As of December 31, 2002, options to purchase 302,000 shares of common stock have been granted under the plan and 135,250 were outstanding with an exercise price of $3.90 per share have been granted under the 1995 Employee Plan. As of December 31, 2002, 119,250 options have been exercised under the 1995 Employee Plan.

1997 Recruitment Stock Option Plan

        In October 1997, the stockholders of I-Link approved adoption of I-Link's 1997 Recruitment Stock Option and Appreciation Rights Plan, which plan provides for the issuance of incentive options, non-qualified options and SARs (1997 Plan).

        The 1997 Plan provides for automatic and discretionary grants of stock options, which qualify as incentive stock options (Incentive Options) under Section 422 of the Code, as well as options which do not so qualify (Non-Qualified Options). In addition, stock appreciation rights (SARs) may be granted in conjunction with the grant of Incentive Options and Non-Qualified Options. No SARs have been granted to date.

        The 1997 Plan, as amended in 2000, provides for the grant of Incentive Options, Non-Qualified Options and SARs to purchase up to 7,400,000 shares of common stock (subject to adjustment in the event of stock dividends, stock splits and other similar events). The price at which shares of common stock covered by the option can be purchased is determined by I-Link's board of directors; however, in all instances the exercise price is never less than the fair market value of I-Link's common stock on the date the option is granted. To the extent that an Incentive Option or Non-Qualified Option is not exercised within the period of exercisability specified therein, it will expire as to the then unexercised portion. If any Incentive Option, Non-Qualified Option or SAR terminates prior to exercise thereof and during the duration of the 1997 Plan, the shares of common stock as to which such option or right was not exercised will become available under the 1997 Plan for the grant of additional options or rights. The shares of common stock subject to the 1997 Plan may be made available from either authorized but unissued shares, treasury shares, or both. As of December 31, 2002, options to purchase 5,938,563 shares of common stock have been granted under the plan and 2,118,024 were outstanding with exercise prices of $0.07 to $13.88 per share. As of December 31, 2002, 411,545 options have been exercised under the 1997 Plan.

2000 Employee Stock Purchase Plan

        In October 2000, the stockholders of I-Link approved adoption of I-Link's 2000 Employee Stock Purchase Plan which plan provides for the purchase and issuance of common stock to all eligible employees (Stock Purchase Plan).

        The purpose of the Stock Purchase Plan is to induce all eligible employees of I-Link (or any of its subsidiaries) who have been employees for at least three months to encourage stock ownership of I-Link by acquiring or increasing their proprietary interest in I-Link. The Stock Purchase Plan is designed to encourage employees to remain in the employ of I-Link. It is the intention of I-Link to have the Stock Purchase Plan qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code, as amended (Code) to issue shares of common stock to all eligible employees of I-Link (or any of I-Link's subsidiaries) who have been employees for at least three months.

        The Stock Purchase Plan provides for the purchase of common stock in the aggregate, up to 2,500,000 shares of common stock (which number is subject to adjustment in the event of stock dividends, stock splits and other similar events). As of December 31, 2002, 58,012 shares of common stock had been purchased under the Stock Purchase Plan. To the extent that an option is not exercised within the period of exercisability specified in the option, it will expire as to the then unexercised portion. If any option terminates prior to its exercise and during the duration of the Stock Purchase Plan, the shares of common stock as to which the option or right was not exercised will become available under the Stock Purchase Plan for the grant of additional options or rights to any eligible employee.

Compensation Committee Interlocks and Insider Participation

        Messrs. Heaton, Toh, Reichmann and Walter are non-employee directors of I-Link. Messrs. Silber, Weintraub, Clifford and Ms. Murumets are employee-officers of Counsel. Messrs. Hilton and Brandafino and Ms. Jamaleddin are officers of WorldxChange Corp., I-Link's subsidiary. See "Information About Directors and Officers" and "Information About Directors and Executive Officers—Compensation of Executive Officers and Directors" as well as "Information About I-Link Stock Ownership."

Certain Relationships and Related Transactions

        See "Compensation of Executive Officers and Directors" for a description of employment agreements by and between I-Link and certain named executive officers. See Proposal 3 of this Proxy Statement for a description of certain transactions between I-Link, Counsel and Counsel Communications, including the RSL COM U.S.A., Inc. purchase agreement by and between Counsel Communications and RSL COM U.S.A., Inc.

INDEPENDENT PUBLIC ACCOUNTANTS

        The Audit Committee has selected PricewaterhouseCoopers LLP as the independent accountants of I-Link for the fiscal year ending December 31, 2002. Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting. They will have an opportunity, if they so desire, to make a statement and respond to appropriate questions from the stockholders. The Audit Committee has considered the compatibility of non-audit services provided to the Company by PricewaterhouseCoopers in relationship to maintaining the auditor's independence.

        For the calendar year 2002, fees to PricewaterhouseCoopers LLP were as follows:

  •
  audit fees of approximately $[            ] of which an aggregate amount of $[            ] had been billed through as of December 31, 2002.

  •
  all other fees in 2002 were $[            ].

  •
  there were no fees paid for financial information systems design and implementation.

PROPOSAL 1

TO ELECT TWO CLASS I DIRECTORS AND ONE CLASS III DIRECTOR, EACH TO SERVE FOR THREE YEARS AND UNTIL HIS SUCCESSOR HAS BEEN DULY ELECTED AND QUALIFIED.

        The Board of Directors has concluded that the election of Messrs. Shimer and Wasserson as Class I Directors and of Ms. Murumets as a Class III Director is in I-Link's best interest and recommends approval of their election. Biographical information concerning Messrs. Shimer and Wasserson and Ms. Murumets can be found under "Information about Directors and Executive Officers." The remaining directors will continue to serve in their positions for the remainder of their respective terms.

        Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted for the election of Messrs. Shimer and Wasserson and Ms. Murumets. Although the Board of Directors of I-Link does not contemplate that any of these individuals will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote for the election of any other person the Board of Directors may choose as a substitute nominee.

Vote Required for Approval

        All shares of I-Link's common stock and the Series N preferred stock, voting on an as-converted basis and voting as a single class, will be entitled to vote on Proposal 1. Each of Messrs. Shimer and Wasserson and Ms. Murumets must receive a plurality of the votes cast in order to be elected. The Board of Directors unanimously recommends a vote FOR the election of Messrs. Shimer and Wasserson and Ms. Murumets.

PROPOSAL 2

TO APPROVE AN AMENDMENT TO I-LINK'S ARTICLES OF INCORPORATION CHANGING THE NAME OF THE COMPANY TO "ACCERIS COMMUNICATIONS INC."

General

        On            , 2002, the Board of Directors determined that it was in I-Link's and its stockholders' best interests to amend its Articles of Incorporation to effect the name change from "I-Link Incorporated" to "Acceris Communications Inc." (Name Change Amendment) and that the Name Change Amendment be considered at the Annual Meeting. Upon approval of this proposal, Name Change Amendment will become effective by the filing of Articles of Amendment to our Articles of Incorporation with the Secretary of the State of Florida.

Principal Effects of and Reasons for Name Change

        The Board of Directors concluded that changing I-Link's name would be in I-Link's best interests as the company begins a new marketing initiative and informs the marketplace of the change in its strategic direction. Although I-Link will continue to explore opportunities to license its proprietary technology, WorldxChange Corp., I-Link's wholly-owned subsidiary, now conducts the principal operations of I-Link. The Board of Directors believes that the name change will better reflect our business model going forward. Our stock trading symbol will not be affected by the Name Change Amendment, although we may seek to change our stock trading symbol to make it better reflect our new name once the Name Change Amendment is effective. The Name Change Amendment, if approved, will not affect the rights of any holder of our common stock, nor of any holder of any right to receive our common stock.

        The amendment to the Articles of Incorporation will become effective upon approval by the stockholders and the filing of the Articles of Amendment to the Articles of Incorporation reflecting the

Name Change Amendment with the Secretary of State of Florida. If approved by the stockholders, we anticipate that the Articles of Amendment will be filed as soon as practicable.

Vote Required for Approval

        All shares of I-Link's common stock and the Series N preferred stock, voting on an as-converted basis and voting as a single class, will be entitled to vote on Proposal 2. The affirmative vote of a majority of the outstanding shares of common stock and the Series N preferred stock on an as-converted basis is required for approval of an amendment of the Articles of Incorporation changing the name of the company to "Acceris Communications Inc." The Board of Directors unanimously recommends a vote FOR changing the name of the company to "Acceris Communications Inc."

PROPOSAL 3

TO APPROVE AN AMENDMENT TO I-LINK'S ARTICLES OF INCORPORATION DELETING ARTICLE VI.

General

        On July [    ], 2002 the Board of Directors approved an amendment to I-Link's Amended and Restated Articles of Incorporation (Articles of Incorporation) to delete Article VI thereof. Article VI of the Articles of Incorporation was added pursuant to an amendment and restatement of the Articles of Incorporation dated March 1, 1989 to read as follows:

    "Any liquidation, reorganization, merger, consolidation, sale of substantially all of the corporation's assets, or the reclassification of its securities shall be approved by (a) holders of at least a majority of the issued and outstanding Common Stock held by other than officers, directors, and those persons who hold 5% or more of the outstanding Common Stock, and (b) a vote of a majority of shares of issued and outstanding Common Stock held by the Company's officers, directors, and those persons who hold 5% or more of the outstanding Common Stock."

        Subsequently, the following "required vote" clause was added to Article VI as a result of the March 14, 1989 amendment to the Articles of Incorporation:

    "Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of at least 67% of the outstanding shares of the corporation then entitled to vote in the election of directors shall be required to amend, alter, or repeal, or to adopt any provision inconsistent with this Article VI."

        The original purpose of this Article VI was to provide an additional measure designed to reduce I-Link's vulnerability to unsolicited takeover attempts through amendment of the corporate charter or bylaws or otherwise. Since Counsel Communications holds in excess of [68]% of the company stock, the Board of Directors believes that Article VI is no longer required to fulfill its original purpose and instead effectively restricts I-Link's ability to enter into transactions that may be in the best interests of its stockholders. Furthermore, under the terms and provisions of the Debt Restructuring Agreement (as discussed below), the Board of Directors is required to recommend approval and adoption of this Proposal 3 and to include this proposal in the proxy statement materials distributed to I-Link stockholders in connection with the Annual Meeting. As discussed below, appraisal rights (under the applicable Florida law, such rights are referred to as "dissenters' rights") will be available to stockholders with respect to the consideration of Proposal 3 of this Proxy Statement.

        If this proposal is approved, Counsel will be able to cause the stockholder approval of any liquidation, reorganization, merger, consolidation, sale of substantially all of the assets of I-Link, or the reclassification of its securities. In addition, Counsel might be able to take I-Link private. Under

Section 607.1104 of the Florida Act, if Counsel Communications owned more than 80% of each class of I-Link's equity securities and if Proposal 3 is approved (the mechanics of the parent-subsidiary merger under the Florida Act is described below in this Proposal 3). Counsel Communications would be able to merge I-Link into Counsel Communications without the approval of stockholders other than Counsel Communications. However, under the terms of the Amended Debt Restructuring Agreement, Counsel Communications has agreed not take any such action at any time prior to June 30, 2003.

        Purposes and Effects of the Amended Debt Restructuring Agreement.    Historically, I-Link has suffered substantial operating deficits and has required substantial infusions of working capital on an on-going basis. In early 2001, having been notified of its then majority stockholder's unwillingness to commit more funds to the company, I-Link commenced efforts to seek alternative financing. Soon thereafter, I-Link commenced negotiations with Counsel in contemplation of Counsel making an investment in the company. Counsel is a publicly traded business development company engaged primarily in the ownership and development of companies providing services and products in the United States and Canada. In February 2000, Counsel formed Counsel Communications LLC, a Delaware limited liability company and wholly owned subsidiary of Counsel, to focus on acquiring, consolidating and operating Internet telephony and other telecommunications-related businesses. (Counsel Communications LLC subsequently changed its name to Counsel Springwell Communications LLC, but has recently reverted to its original name and is referred to below as Counsel Communications.)

        On March 1, 2001, Counsel through Counsel Communications acquired an in excess of [60]% interest in I-Link from the company's then majority stockholder in exchange for $5,000,000. I-Link entered into a Senior Convertible Loan and Security Agreement (Senior Loan Agreement) with Counsel Communications under the terms and provisions of which agreement Counsel Communications was required to make periodic loans to I-Link in an aggregate principal amount not to exceed $10,000,000 (this agreement was amended in May 2001 to increase the aggregate principal amount to $12,000,000). During 2001, the full $12,000,000 was loaned to I-Link pursuant to this agreement and was utilized by it for working capital purposes.

        On June 6, 2001, I-Link and Counsel entered into a Loan and Security Agreement (Security Agreement) under the terms of which agreement Counsel agreed to advance up to $10,000,000 to I-Link. In connection with the Security Agreement, I-Link executed a note in favor of Counsel due and payable June 6, 2002 and secured the note with all of I-Link's assets. Outstanding balances (including any accrued and unpaid interest) under the loan carried interest at 10% per annum which interest was payable quarterly in arrears on the last business day of each quarter. However, at its sole election, Counsel could allow interest on the loan to accrue and to become payable at the end of the term. The full amount available under the Security Agreement was advanced to I-Link during 2001. Under the terms of an April 15, 2001 letter, Counsel committed to I-Link to fund, through long-term inter-company advances or equity contributions, all capital investment working capital or other operational cash requirements of I-Link to continue as a going concern through April 15, 2002, and Counsel delivered a similar letter dated April 3, 2002 committing to provide such funds as might be required in order for I-Link to continue as a going concern through April 15, 2003 (Keep Well Letters). Counsel and I-Link agreed that the conditions and terms of repayment of amounts advanced pursuant to the Keep Well Letters would be similar to those contained in the Security Agreement. Accordingly, on June 27, 2002, I-Link and Counsel amended the Security Agreement, effective October 5, 2002, to increase the indebtedness represented thereby to $24,306,865.

        WorldxChange Transaction.    On December 10, 2002, I-Link's wholly-owned subsidiary, WorldxChange Corp. (WorldxChange), completed the purchase of the Direct and Agent businesses of RSL COM U.S.A. Inc. (RSL). The acquisition included the assets used by RSL to provide long distance voice and data services, including frame relay, to small and medium size businesses (Direct Business), and the assets used to provide long distance and other voice services to small businesses and the consumer/residential market (Agent Business), together with the existing customer base of the Direct and Agent Businesses.

        The purchase agreement was originally entered into between Counsel Communications and RSL and was assigned to WorldxChange in May 2002. The closing occurred on December 10, 2002 following receipt of all regulatory approvals. WorldxChange paid a purchase price of approximately $7.5 million, subject to certain closing balance sheet adjustments, and agreed to pay up to an additional $3 million on March 31, 2004, which contingent upon the achievement of certain revenue levels by the Direct and Agent Businesses for the year 2003. The purchase price of $7.5 million was financed by a loan from I-Link to WorldxChange that is due March 1, 2004. I-Link's loan to WorldxChange was financed by a convertible loan from Counsel Communications. The loan from Counsel Communications is convertible into common stock of I-Link at the exchange rate of $0.084 per share, which rate represented the average closing price of I-Link's common stock for the twenty trading days preceding December 10, 2002.

        Of the additional $3.0 million purchase price, a minimum of $1 million was payable March 31, 2004. The remaining $2 million payment was contingent upon achievement of certain revenue levels by the Direct and Agent Businesses for the year 2003. The actual amount due will be prorated based upon 2003 Direct and Agent Businesses revenues between $44 million ($0 amount payable) to $55 million ($2.0 million payable).

        Debt Restructuring Agreement.    Under the terms of the Debt Restructuring Agreement by and among I-Link, Counsel and Counsel Communications dated July 25, 2002 (Original Agreement), $25.9 million of indebtedness that was due on June 6, 2002 would have been exchanged for shares of common stock of I-Link at a price of $0.18864 per share, the average closing transaction price for the month of May 2002. Interest on the $25.9 million would have ceased to accrue after July 12, 2002. The balance of the indebtedness, $13.4 million, was owed under the Senior Loan Agreement between Counsel Communications and I-Link and would have continued to be convertible, at the option of Counsel Communications, into shares of common stock of I-Link pursuant to the existing terms of that convertible indebtedness. The conversion price was set at $0.56 per share, but, as a result of the issuance of the shares of common stock in exchange for the $25.9 million of I-Link indebtedness, the conversion price would have been adjusted to $0.39221.

        The Original Agreement also provided that I-Link's guarantee of indebtedness in the amount of $12.5 million owed by WorldxChange to Counsel would be cancelled. In addition, Counsel Communications agreed to surrender for cancellation by I-Link, warrants to purchase 15,000,000 shares of common stock of I-Link which were issued in connection with the loan by Counsel to WorldxChange. I-Link would also have transferred to Counsel Communications all the outstanding shares of capital stock of WorldxChange. Finally, Counsel Communications also agreed to pay I-Link $1.0 million for expenses incurred by I-Link in connection with the acquisition of WorldxChange.

        Under the terms of the Original Agreement, Counsel Communications also agreed to continue to provide I-Link with funding in the amount of $2.3 million through December 31, 2002 to fund I-Link's operating cash needs. Such funding would have constituted additional purchases of I-Link's common stock at a purchase price of $0.18864 per share. Counsel Communications also agreed to pay I-Link's expenses incurred in connection with this transaction. In addition, Counsel and Counsel Communications's current commitment under the Keep Well Letters to fund all capital investment, working capital or other operational cash requirements of I-Link would have been extended from April 15, 2003 to December 31, 2003. Under the terms of the Original Agreement, such funding in 2003 would have constituted purchases of additional shares of I-Link's common stock at a purchase price equal to the average closing transaction price for a share of I-Link's common stock for the immediately preceding month.

        Amended and Restated Debt Restructuring Agreement.    I-Link's Board of Directors subsequently determined that the Original Agreement was not in the best interests of the stockholders. As a result, the parties entered into an Amended and Restated Debt Restructuring Agreement dated October 15, 2002 (Amended Agreement), which is attached in its entirety as Appendix B to this Proxy Statement. The issuance of I-Link's common stock pursuant to the Amended Agreement will result in a weighted average conversion price adjustment pursuant to the provisions of the Senior Loan Agreement, i.e., the conversion price under the Senior Loan Agreement had been $0.56, the new conversion price will be approximately $0.38. The Amended Agreement includes the following terms:

  •
  The principal amount of $24,306,866 outstanding under the Security Agreement, together with accrued and unpaid interest, and any additional amounts advanced by Counsel to I-Link since July 25, 2002 under the Keep Well Letters, together with interest accrued on such amounts at a rate of 10% per annum, will be exchanged for common stock of the company at a price of $0.18864 per share (Effective Price);

  •
  Amounts advanced by Counsel to I-Link under the Keep Well Letters from July 25 to December 31, 2002 will constitute additional purchases of I-Link's common stock at the Effective Price, and such funding in 2003 would constitute purchases of additional shares of I-Link's common stock at a purchase price equal to the average closing price for a share of I-Link's common stock for the twenty (20) trading days preceding the funding; provided that in the event that the Board of Directors determines to acquire the assets or equity interests of any other entity, I-Link and Counsel Communications agree that any acquisition cost related to such acquisition will be financed, at the option of Counsel Communications, either by way of equity from Counsel Communications constituting a purchase of additional shares of I-Link's common stock for a purchase price per share equal to the average closing transaction price of a share of common stock on the twenty (20) trading days preceding the funding or alternatively a purchase money loan arrangement similar in form and substance to the Security Agreement;

  •
  Counsel Communications will advance to I-Link all amounts paid or payable by I-Link to its stockholders that exercise their dissenters' rights in connection with the transactions subject to the debt restructuring transaction and the amount for the annual premium to renew the existing directors and officers insurance coverage through November 2003.

  •
  Counsel Communications further agreed to reimburse I-Link for all costs, fees and expenses in connection with the Amended Agreement, whether incurred and yet to be incurred, including the Special Committee's costs to negotiate the Amended Agreement and costs related to obtaining stockholder approval. The costs, fees and expenses to be so reimbursed to I-Link will not be treated as advances, loans or stock purchases; nor will such amounts be subject to conversion into I-Link's common stock.

        I-Link agreed to solicit the approval of its stockholders for Proposal 3 and for a proposal to increase the authorized capital of I-Link. I-Link also agreed to increase its authorized capital to make available shares of common stock into which debt owed to Counsel and its affiliates could be converted into stock pursuant to the Amended and Restated Debt Restructuring Agreement. Since Proposal 4 has the effect of increasing the number of authorized but unissued shares of common stock, Counsel has agreed to waive the requirement that I-Link solicit stockholder approval of an increase in authorized capital (common stock).

        I-Link's Special Committee, consisting of two independent directors, negotiated and approved the Amended Agreement on behalf of I-Link, recommended its adoption and approval to the I-Link Board of Directors and has also recommended that it be approved by the stockholders of I-Link. The Special Committee retained a financial advisor, who advised the Special Committee that the Amended Agreement was fair, from a financial point of view, to the stockholders of I-Link, other than Counsel and its affiliates. The Board of Directors of I-Link unanimously approved and recommended the Amended Agreement and also unanimously approved and recommended an amendment to the Articles of Incorporation of I-Link to delete Article VI.

        If the debt restructuring transaction is consummated, Counsel Communications will own [    ]% (based on advances through [            ], 2002) of voting equity securities of I-Link. If Counsel Communications owned more than 80% of each class of I-Link's equity securities and if Proposal 3 is approved, it could, under Section 607.1104 of the Florida Act, merge I-Link into Counsel Communications without the approval of stockholders other than Counsel Communications. However, under the terms of the Amended Agreement, Counsel Communications has agreed not take any such action at any time prior to June 30, 2003.

        Dissenters Rights.    With respect to the approval of an amendment to I-Link's Articles of Incorporation to delete Article VI as described in this Proposal, the I-Link stockholders are entitled to assert their dissenters' rights and obtain payment in cash for their shares under Sections 607.1302 and 607.1320 (Dissenters Rights Provisions) of the Florida Business Corporation Act (Florida Act).

        If you wish to dissent from the proposal to delete Article VI of I-Link's Articles of Incorporation and you properly perfect your dissenters' rights, you will be entitled to payment of the fair value of some or all of your shares of common stock or preferred stock, as elected by you, in accordance with Sections 607.1320(5)-(10) of the Florida Act if such proposal is approved. In order to perfect your dissenters' rights, you must fully comply with the statutory procedures of the Dissenters' Rights Provisions summarized below, the full text of which is set forth as Appendix C. I-Link urges you to read those sections in their entirety and to consult with your legal advisor. To exercise your dissenters' rights, you must file with I-Link at its headquarters a written notice of your election to dissent prior to the Annual Meeting and in any event within 20 days after I-Link gives written notice of its intent to engage in a transaction triggering the dissenters' rights as set forth in the Florida Act. A proxy or vote against the proposed action does not constitute a notice of intent to demand payment. You will forfeit your dissenters' rights if you do not file your election to dissent within the 20 day period or if you vote to approve the amendment to delete Article VI. Once a notice of election to dissent is filed with I-Link, you will be entitled to payment of the fair value of the shares covered by your election, in accordance with the discussion below, and you will not be entitled to vote or exercise any other rights of a stockholder in respect of the shares covered by such election.

        Your election to dissent must state: (a) your name and address; (b) the number, classes and series of shares as to which you dissent; and (c) your demand for payment of the fair value of your shares.

        If you file an election to dissent: (a) you must deposit the certificate(s) representing your shares with I-Link when you file your election; (b) you will be entitled only to payment pursuant to the procedure set forth in the Dissenters' Rights Provisions; and (c) you will not be entitled to vote or exercise any other rights of a stockholder of I-Link.

        You may withdraw your notice of election at any time before I-Link makes an offer to purchase your shares, as described below, and only with I-Link's consent if you elect to withdraw after I-Link makes such offer. If you withdraw your notice of election, you will lose your right to pursue dissenters' rights, and you will again have the rights you had prior to the filing of your notice of election. Further, in the event I-Link for any reason does not proceed with the amendment to delete Article VI, your right to receive fair value for your shares ceases and your status as a stockholder of I-Link will be restored.

        If you elect to exercise the dissenters' rights described above in this section: (a) within ten days after the period in which you may file your notice of election to dissent expires, I-Link will make a written offer to you to pay for your shares at a specified price that it deems to be the fair value of those shares; and (b) I-Link will deliver to you with its offer (i) a balance sheet as of the latest available date, and (ii) a profit and loss statement for the 12-month period ended on the date of the balance sheet that I-Link provides you.

        After I-Link makes an offer to you, you will have 30 days to accept it. If you accept it within that 30-day period, I-Link will pay you for your shares within 90 days of the later to occur of (i) the date of its offer and (ii) the date of the approval of the proposal to delete Article VI of I-Link's Articles of Incorporation. When we pay you the agreed value of your shares of I-Link's stock, you will cease to have any further interest in your shares. If we do not purchase your shares or you do not accept our offer within 30 days from the day I-Link makes it, then you will have 60 days from the date of the approval of the proposal to delete Article VI of I-Link's Articles of Incorporation to demand that the I-Link file an action in any court of competent jurisdiction to determine the fair value of your shares. I-Link will have 30 days from the day it receives your demand to initiate the action. I-Link also may commence the action on its own initiative at any time within the 60-day period described above. If I-Link does not initiate the action within the above-described period, you may do so in its name.

        Any dissenters' rights payments required to be made by I-Link will be funded by Counsel.

        Parent-Subsidiary Merger under the Florida Laws.    Under the provisions of Section 607.1104 of the Florida Act, a parent corporation owning at least 80 percent of the outstanding shares of each class of a subsidiary corporation may merge the subsidiary into itself, may merge itself into the subsidiary, or may merge the subsidiary into and with another subsidiary in which the parent corporation owns at least 80 percent of the outstanding shares of each class of the subsidiary without the approval of the stockholders of the parent or subsidiary. In a merger of a parent corporation into its subsidiary corporation, the approval of the stockholders of the parent corporation is required if the articles of incorporation of the surviving corporation will differ from the articles of incorporation of the parent corporation before the merger, and the required vote shall be the greater of the vote required to approve the merger and the vote required to adopt each change to the articles of incorporation as if each change had been presented as an amendment to the articles of incorporation of the parent corporation.

        The Florida Act further provides that the board of directors of the parent corporation must adopt a plan of merger that contains information relating to the proposed merger, including:

  •
  the names of the entities involved;

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  the manner and basis of converting the shares of the subsidiary or parent into shares, obligations, or other securities of the parent, and the manner and basis of converting rights to acquire shares of each corporation into rights to acquire shares, obligations, and other securities of the surviving or any other corporation or, in whole or in part, into cash or other property;

  •
  in the event of the merger between the parent corporation and a subsidiary corporation, the parent is not the surviving corporation, a provision for the pro rata issuance of shares of the subsidiary to the holders of the shares of the parent corporation upon surrender of any certificates of the parent corporation's securities; and

  •
  A clear and concise statement that shareholders of the subsidiary who, except for the applicability of this section, would be entitled to vote and who dissent from the merger may be entitled, if they comply with the provisions of the Florida Act regarding the rights of dissenting stockholders, to be paid the fair value of their shares.

        The parent may not deliver articles of merger to the Florida Department of State for filing until at least 30 days after the date it mailed a copy of the plan of merger to each shareholder of the subsidiary who did not waive the mailing requirement, or, if earlier, upon the waiver thereof by the holders of all of the outstanding shares of the subsidiary. Articles of merger under this section may not contain amendments to the articles of incorporation of the parent corporation.

Vote Required for Approval

        All shares of I-Link's common stock and the Series N preferred stock, voting on an as-converted basis and voting as a single class, will be entitled to vote on Proposal 3. The affirmative vote of at least 67% of the outstanding shares of common stock and the Series N preferred stock on an as-converted basis is required for approval of an amendment of the Articles of Incorporation deleting Article VI. The Board of Directors unanimously recommends a vote FOR deleting Article VI of the Company's Articles of Incorporation.

        The proposed amendment to I-Link's Articles of Incorporation deleting Article VI will be filed with the Department of State of the State of Florida if Proposal 3 is approved. The proposed amendment will take effect when it is filed with the Department of State of the State of Florida. We propose to file the amendment immediately in the event Proposal 3 is approved, and it will be effective as of the vote with respect to Proposal 3.

PROPOSAL 4

TO APPROVE A 1-FOR-20 REVERSE SPLIT OF I-LINK'S COMMON STOCK.

        On December 6, 2002, the Board of Directors approved a 1-for-20 reverse split of I-Link's common stock (Reverse Stock Split). The Reverse Stock Split will not have a significant affect on any stockholder's proportionate equity interest in I-Link. The Reverse Stock Split will not have any material impact on the aggregate capital represented by the shares of common stock for financial statement purposes, nor will adoption of the Reverse Stock Split reduce the number of shares of common stock authorized for issuance. However, it will change the par value of the common stock, and it will reduce the number of shares of common stock presently issued and outstanding. The proposed Reverse Stock Split will also have the effect of increasing the number of I-Link's common stock shares available for issuance. The rights and privileges of holders of shares of common stock will remain the same after the Reverse Stock Split.

        The decrease in the number of shares of common stock outstanding as a consequence of the Reverse Stock Split is expected to increase the per share price of the common stock, which may encourage greater interest in the common stock and possibly promote greater liquidity for I-Link's stockholders. However, the increase in the per share price of the common stock as a consequence of the Reverse Stock Split may be proportionately less than the decrease in the number of shares outstanding. In addition, any increased liquidity due to any increased per share price could be partially or entirely offset by the reduced number of shares outstanding after the Reverse Stock Split. There can be no assurance that the favorable effects described above will occur, or that any increase in the per share price of the common stock resulting from the Reverse Stock Split will be maintained for any period of time.

        On [February    ], 2003 the closing bid price for I-Link's common stock shares was $[    ]. The market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of I-Link's common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. In addition, the reduced number of shares that would be outstanding after the

Reverse Stock Split will likely significantly reduce the trading volume of I-Link's common stock and could otherwise adversely affect the liquidity of I-Link's common stock.

        The management of I-Link does not currently intend to engage in any future transactions or business combinations which would qualify I-Link for de-registration of the common stock from the reporting and other requirements of federal securities laws.

        If the Reverse Stock Split is approved by the stockholders, I-Link will then file Articles of Amendment to I-Link's Articles of Incorporation (Articles of Amendment) with the Department of State of the State of Florida. The Reverse Stock Split will become effective at the time of the filing of the Articles of Amendment (Effective Date). Appendix D is attached at the end of this document and contains the proposed language for Article III, Paragraph (A). We reserve the right to modify the form of the proposed amendment to the extent that it may be necessary to do so in order to comply with applicable law. The Reverse Stock Split will become effective at the time specified in the Articles of Amendment, which will most likely be some time shortly after the filing of the Articles of Amendment. Commencing on the Effective Date, each currently outstanding stock certificate will be deemed for all corporate purposes to evidence ownership of 1/20th of a share resulting from the Reverse Stock Split. Currently outstanding certificates do not have to be surrendered in exchange for new certificates in connection with the Reverse Stock Split. Rather, new stock certificates reflecting the number of shares resulting from the Reverse Stock Split will be issued as currently outstanding certificates are transferred. However, I-Link will provide stockholders with instructions as to how to exchange their certificates and encourage them to do so. I-Link will obtain a new CUSIP number for I-Link's shares of common stock.

        Fractional Shares.    No scrip or fractional share certificates will be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares will be entitled, upon surrender of certificate(s) representing these shares, to a number of shares of post-split shares rounded up to the nearest whole number. The ownership of a fractional interest will not give the stockholder any voting, dividend or other rights except to have his or her fractional interest rounded up to the nearest whole number when the post-split shares are issued.

        Holders of options and warrants to purchase shares of common stock, who upon exercise of their options or warrants would otherwise be entitled to receive fractional shares, because they hold options which upon exercise would result in a number of shares of common stock not evenly divisible by the Reverse Stock Split ratio chosen by the Board of Directors, will receive a number of shares of common stock rounded up to the nearest whole number.

        Par Value Adjustment.    In connection with the Reverse Stock Split, the Board of Directors will adjust the par value of I-Link's common stock from $0.007 to $0.001 per share effective as of the date of the effectiveness of the Reverse Split Stock. Under Florida Act, the Board of Directors may effect this change to I-Link's Articles of Incorporation without stockholder approval. However, I-Link Board of directors is seeking stockholder approval of this amendment to its Articles of Incorporation. Therefore, shareholder approval of the Reverse Stock Split (Proposal 4 of this Proxy Statement) will have the effect of approving issuance of the proposed change in the common stock par value.

        As of February 11, 2003, I-Link had 792 stockholders of record and believes that the total number of beneficial holders of the common stock of I-Link to be approximately [    ], based on information received from the transfer agent and those brokerage firms who hold I-Link's securities in custodial or "street" name. After the Reverse Stock Split, I-Link estimates that, based on the stockholdings as of February 11, 2003, I-Link will continue to have approximately the same number of stockholders. Counsel Communications has informed I-Link that it intended to vote its shares of I-Link's common stock FOR this Proposal 4.

        There can be no assurance that the market price of the I-Link's common stock after the Reverse Stock Split will be a multiple represented by the reverse stock split ratio times the market price before the Reverse Stock Split, that this price will either exceed or remain in excess of the current market price.

        Options And Other Warrants.    I-Link has outstanding various options and other warrants to acquire up to an aggregate of approximately 9,760,000 shares of common stock at various exercise prices as of December 31, 2002. Pursuant to the adjustment provisions set forth in the governing documents the amount of common stock issuable pursuant to these options and warrants will be reduced by dividing the total number by the reverse stock split ratio, and the exercise prices will be increased by a factor of the reverse stock split ratio.

        Federal Income Tax Consequences.    The federal income tax consequences of the Reverse Stock Split will be as set forth below. The following information is based upon existing law which is subject to change by legislation, administrative action and judicial decision and is therefore necessarily general in nature. The following disclosure does not represent tax advice. Therefore, stockholders are advised to consult with their own tax advisors for more detailed information relating to their individual tax circumstances.

        The Reverse Stock Split will be a tax-free recapitalization for I-Link and I-Link's stockholders to the extent that currently outstanding shares of common stock are exchanged for other shares of common stock after the Reverse Stock Split.

        The new shares in the hands of a stockholder will have an aggregate basis for computing gain or loss equal to the aggregate basis of shares of stock held by that stockholder immediately prior to the Reverse Stock Split if no fractional shares are present. If fractional shares are present as a result of the split, and the stockholder realizes a gain on the exchange, the stockholder will recognize a taxable gain equal to the lesser of the cash received or the gain realized. If fractional shares are present and a loss is realized on the exchange, the loss is not recognized, but rather the loss must be deferred until the stockholder disposes of the new stock in a taxable transaction. The stockholders' basis in the new stock is equal to the basis in the stock exchanged less any cash received plus gain recognized, if any.

Reasons For and Effects of the 1-For-20 Reverse Stock Split

        Presently, I-Link's Articles of Incorporation authorize the issuance of up to 300,000,000 shares of common stock, of which [116,549,667] shares were issued and outstanding at the close of business on the Record Date. The authorized number of shares of preferred stock is and will remain 10,000,000 shares.

        I-Link will require additional authorized shares of its common stock for issuance in the future based upon various outstanding option and purchase plans, warrants and other commitments by I-Link as issuances under these various plans, the Debt Restructuring Agreement and the future capital needs of I-Link may exceed the number of currently authorized, but unissued shares of I-Link. As a result of the decrease in the number of outstanding shares of I-Link's common stock resulting from the Reverse Stock Split, the number of authorized but unissued shares of common stock will be substantially increased. Based upon the number of shares outstanding on the Record Date, assuming that no outstanding options are exercised and further assuming that the Debt Restructuring Agreement is consummated and that that no other convertible debt is converted, there would be approximately [5,827,483] shares of common stock outstanding, and approximately [294,172,517] shares of common stock authorized but unissued, after the Reverse Stock Split.

Vote Required for Approval

        All shares of I-Link's common stock and the Series N preferred stock, voting on an as-converted basis and voting as a single class, will be entitled to vote on Proposal 4. If Proposal 3 is approved, the approval of the Reverse Stock Split requires the affirmative vote of at least the majority of the issued and outstanding common stock and the Series N preferred stock on as as-converted basis. If Proposal 3 is not approved, the approval of the Reverse Stock Split must be approved by (a) a vote of the holders of at least a majority of I-Link's issued and outstanding common stock including the Series N preferred stock on an as-converted basis held by stockholders other than officers, directors and those persons who hold five percent or more of I-Link's outstanding common stock including the Series N preferred stock on an as-converted basis, and (b) a vote of a majority of shares issued and outstanding of I-Link common stock including the Series N preferred stock on an as-converted basis held by I-Link's officers, directors, and those persons who hold five percent or more of I-Link's outstanding common stock including the Series N preferred stock on an as-converted basis. Therefore, since a majority of all outstanding voting shares is required, any shares that are not voted, including shares represented by a proxy that is marked "abstain," will count "against" Proposal 4. The Board of Directors unanimously recommends a vote FOR the approval of the reverse split of I-Link's common stock.

PROPOSAL 5

TO APPROVE THE 2003 STOCK OPTION AND APPRECIATION RIGHTS PLAN.

        The purpose of the 2003 Stock Option and Appreciation Rights Plan (2003 Plan) is to induce officers, directors, employees and consultants of I-Link or any of its subsidiaries who are in positions to contribute materially to I-Link's growth and prosperity to remain with I-Link by offering these individuals incentives and rewards in recognition of their contributions to I-Link. The 2003 Plan applies to all grants of stock options and stock appreciation rights (SARs) granted on or after the date the 2003 Plan is approved or adopted by I-Link's directors unless otherwise indicated.

        Under the 2003 Plan, I-Link may issue options which will result in the issuance of up to an aggregate of forty million (40,000,000) shares of I-Link common stock. The 2003 Plan provides for options that qualify as incentive stock options ("Incentive Options") under Section 422 of the Code, as well as the issuance of non-qualified options ("Non-Qualified Options"). The shares issued by I-Link under the 2003 Plan may be either treasury shares or authorized but unissued shares as I-Link's board of directors may determine from time to time.

        Pursuant to the terms of the 2003 Plan, I-Link may grant Non-Qualified Options and SARs only to officers, directors, employees and consultants of I-Link or any of I-Link's subsidiaries as selected by the board of directors or the Compensation Committee. The 2003 Plan also provides that the Incentive Options shall be available only to officers or employees of I-Link or any of I-Link's subsidiaries as selected by the board of directors or Compensation Committee.

        Options granted under the 2003 Plan must be evidenced by a stock option agreement in a form consistent with the provisions of the 2003 Plan. In the event that employment or service provided by a Plan participant is terminated for cause, any vested or unvested options, rights to any options, or SARs of the 2003 Plan participant will terminate immediately regardless of whether the option is qualified or non-qualified. In the event a Plan participant is terminated for any reason other than for cause, death or disability, any non-qualified or qualified options, options rights or SARs held by the 2003 Plan participant may be exercised for three months after termination or at any time prior to the expiration of the option, whichever is shorter, but only to the extent vested on the termination date.

        The price at which shares of common stock covered by the option can be purchased is determined by I-Link's Compensation Committee or Board of Directors; however, in all instances the exercise price is never less than the fair market value of I-Link's common stock on the date the option is granted. To the extent that an Incentive Option or Non-Qualified Option is not exercised within the period in which it may be exercised in accordance with the terms and provisions of the 2003 Plan described above, the Incentive Option or Non-Qualified Option will expire as to the then unexercised portion. To exercise an option, the 2003 Plan participant must tender an amount equal to the total option exercise price of the underlying shares and provide written notice of the exercise to I-Link. The right to purchase shares is cumulative so that once the right to purchase any shares has vested, those shares or any portion of those shares may be purchased at any time thereafter until the expiration or termination of the Option. A copy of the 2003 Plan is attached to this Proxy Statement as Appendix E.

Vote Required for Approval

        Proposal 5 must be approved by a majority of the votes cast in order to be effective. Therefore, any shares that are not voted, including shares represented by a proxy that is marked "abstain," will not count either "for" or "against" Proposal 5. The board of directors unanimously recommends a vote FOR the adoption and ratification of the 2003 Plan.

OTHER PROPOSED ACTION

        The Board of Directors does not intend to bring any other matters before the Annual Meeting, nor does the board of directors know of any matters that other persons intend to bring before the Annual Meeting. If, however, other matters not mentioned in this proxy statement properly come before the Annual Meeting, the persons named in the accompanying form of proxy will vote thereon in accordance with the recommendation of the Board of Directors of the company.

        You should be aware that I-Link's By-Laws provide that no proposals or nominations of directors by stockholders shall be presented for vote at an annual meeting of stockholders unless notice complying with the requirements in the By-Laws is provided to the board of directors or I-Link's Secretary no later than the close of business on the fifth day following the day that notice of the annual meeting is first given to stockholders in its discretion.

STOCKHOLDER PROPOSALS AND SUBMISSIONS

        If you wish to present a proposal for inclusion in the proxy materials to be solicited by I-Link's board of directors with respect to the next annual meeting of stockholders, such proposal must be presented to I-Link's management prior to April 30, 2003.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY USING THE ENVELOPE PROVIDED. YOUR VOTE IS IMPORTANT. IF YOU ARE A STOCKHOLDER OF RECORD AND ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE VOTE.

                      I-LINK INCORPORATED

                      Stephen Weintraub
                       Secretary

APPENDIX A

I-Link Incorporated
Audit Committee Charter

As Amended [    ], 2002

I. RESPONSIBILITY

        The I-Link Incorporated ("I-Link") Audit Committee ("Committee") was established to assist the Board of Directors in carrying out its oversight responsibilities that relate to I-Link's accounting and financial reporting processes, audits of I-Link's financial statements, internal controls, and compliance with laws regulations and ethics. This policy reaffirms that the Committee's duties are oversight in nature and that the primary responsibility for financial reporting, internal control, and compliance with laws, regulation, and ethics standards rests with I-Link's executive management and that I-Link's external auditors are responsible for auditing I-Link's financial statements. The foregoing notwithstanding, the Committee, in its capacity as the audit committee of the Board of Directors, has direct responsibility for the appointment, compensation and oversight of the work of any registered public accounting firm employed by I-Link (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The Committee does not provide any expert or special assurances as to I-Link's financial statements or any professional certification as to the external auditor's work.

        The Committee has the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities and to establish procedures concerning the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and confidential, anonymous employee submissions of concerns regarding questionable accounting or auditing matters. The Committee is empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation. The President, the Chief Financial Officer or the Corporate Secretary of I-Link shall provide, or arrange to provide, such other information, data and services as the Committee may request. The Committee shall conduct such interviews or discussions as it deems appropriate with personnel of I-Link, and/or others whose views would be considered helpful to the Committee.

        The Committee's prior approval is required for all auditing services and non-audit services. However, in the event the aggregate amount of non-audit services constitutes 5% or less of the total revenues paid by I-Link to its external auditor during the fiscal year in which non-audit services are provided, if I-Link did not recognize that these services were non-audit services at the time of the engagement and the Committee is promptly notified of this fact by I-Link, if the Committee (or one or more members of the Committee who are also members of the board to whom approval authority has been delegated by the Committee) approves such non-audit services prior to their completion, the requirement for Committee pre-approval may be waived.

        The Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and that the following duties of the Committee are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances:

        A.    Financial Reporting

          Committee procedures shall include:

          1.    Selection of Independent Public Accountants

    The Committee and the Board have the ultimate authority and responsibility to select, evaluate, where appropriate, replace the outside auditor. The independent accountants are ultimately accountable to the Audit Committee and the entire Board for such accountant's review of the financial statements and controls of I-Link. On an annual basis, the Audit Committee should review and discuss with the accountants all significant relationships the accountants have with I-Link to determine the accountants' independence. The Committee shall review senior management's recommendation on the annual selection of the external auditors. The Committee shall submit its recommended appointment (or reappointment) or termination of external auditors to the Board of Directors for their approval.

    The Committee's review shall include:

    •
    Review and prior approval of all auditing services and non-audit services. (In the event the Committee approves an audit service within the scope of an auditor's engagement, that audit service shall be deemed to have been pre-approved.)

    •
    Assessments on the performance of the external auditors by appropriate management.

    •
    Inquiring if the external auditors face any significant litigation or disciplinary actions by the Securities and Exchange Commission (the "Commission") or others.

    •
    Inquiring whether the chief executive officer or the audit partner of I-Link's external auditors was employed by a registered independent public accounting firm and participated in any capacity in I-Link's audit during the one-year period preceding the commencement of an audit of I-Link.

    •
    Receiving from the accountants, on a periodic basis, a formal written statement delineating all relationships between the accountants and I-Link consistent with Independence Standards Board Statement 1 ("ISB No. 1");

    •
    Obtaining written disclosure from the external auditors describing all relationships between the external auditors and I-Link that bear on independence and objectivity.

    •
    Discussing auditor independence with its external auditors and recommending that the Board of Directors take appropriate action regarding any independence issues.

    •
    Discussing with I-Link's Chief Executive Officer and Chief Financial Officer certifications in I-Link's periodic reports concerning disclosures of significant control deficiencies and any fraud by management.

    •
    Auditor engagement letters and estimated fees.

    •
    Consideration of the report of the external auditor's latest peer review conducted pursuant to a professional quality control program.

    •
    Review of management's letter of representation and consideration of any significant operational or reporting issues that may affect the financial statements.

    •
    Proposed non-audit services and consideration of the possible effect that these services could have on the independence of the external auditors.

    •
    Facilitating and maintaining an open avenue of communication with I-Link's external auditors.

    •
    Ensuring the Committee is informed in a timely manner by I-Link's independent auditor of (1) all critical accounting policies and practices; (2) discussion with I-Link's management of all alternative treatments of financial information within generally accepted accounting principles, the ramifications of the use thereof and the preferred the independent auditor's preferred treatment; and (3) other material written communications between the independent auditors and I-Link's management to include any management letter or schedule of audit adjustments.

          2.    Meeting with I-Link's general counsel, if any, and outside counsel when appropriate, to discuss legal matters that may have a significant impact on I-Link's financial statements.

          3.    Regarding I-Link's financial statements, the Committee will:

    •
    Review I-Link's audited annual financial statements and independent auditors' reports with respect to the statements, including the nature of any changes in accounting principles or their application.

    •
    Review I-Link's interim quarterly financial statements and independent auditors' views with respect to the statements, including the nature of any changes in accounting principles or their application.

    •
    Review significant accounting policies, policy decisions and changes, along with significant accounting, reporting or operational issues.

    •
    Review the financial statements to be issued with management and with the independent auditors to determine whether the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the stockholders prior to the release of the each quarterly financial report to stockholders.

    •
    Make a recommendation to the Board of Directors regarding the inclusion of interim and annual financial statements in I-Link's Commission filings based on its review of such financial statements with management and the independent auditors.

    •
    Ensure that management maintains reliability and integrity of accounting policies and financial reporting and that management establishes and maintains processes to assure adequate systems of internal control.

    •
    Disclose in I-Link's annual proxy or information statement, the existence of the Committee and the Committee charter and the extent to which the Committee has satisfied its responsibilities during the prior year in compliance with its charter.

    •
    Disclose the Committee's approval of any non-audit services in I-Link's periodic reports filed with the Commission.

    •
    Review the management letter issued by the external auditors and management's response.

    •
    Review fees paid for audit and consulting services, respectively.

          4.    Annually review and examine those matters which relate to a financial review of I-Link's investment policies.

          5.    Submit findings of importance, conclusions, recommendations, and items that require follow-up or action to the Board of Directors.

          6.    Annually review and update the Audit Committee Charter and submit the Charter to the full Board of Directors for approval.

          7.    Maintain minutes or the other records of meetings and activities of the Committee.

        B.    Monitoring of Internal Controls

          The Committee is responsible for obtaining and understanding of I-Link's key financial reporting risk areas and internal control structure. The Committee monitors the internal control process by reviewing information provided in the internal reporting made by each I-Link employee, discussions with the chief financial and accounting officers and such other persons as the Committee deems appropriate, and discussions with and reports issued by external auditors.

        C.    Compliance with Laws, Regulations, and Ethics

          The Committee shall review reports and other information to gain reasonable assurance that I-Link is in compliance with pertinent laws and regulations, is conducting its affairs ethically, and is maintaining effective controls against conflict of interest and fraud.

          Committee procedures shall include:

          1.    Review I-Link's policies relating to compliance with laws, regulations, ethics, and conflict of interest.

          2.    Review significant cases of conflict of interest, misconduct, or fraud and the resolution of such cases.

          3.    Review I-Link's policies and processes for compliance with U.S. and foreign country export controls, laws and regulations.

          4.    Review I-Link's policies and processes for compliance with the Foreign Corrupt Practices Act and the USA Patriot Act.

          5.    Review compliance reports received from regulators and consider legal and regulatory matters that may have a material impact on the financial statements.

          6.    Review policies and procedures covering officers' expense accounts and perquisites, including their use of corporate assets.

          7.    Review the disclosure included in I-Link's periodic reports concerning whether at least one member of the Committee is a "financial expert" (as defined in Part II below) and, if no member of the Committee is a "financial expert", why no such expert has been appointed to the Committee.

II. OVERSIGHT OF EXTERNAL AUDIT FUNCTIONS

        The Committee shall schedule meetings as necessary to receive and discuss reports from staff, other committees, and consultants. Particular emphasis will be given by the Committee to significant control deficiencies, and actions taken by management to correct them. The Committee may request through the Chief Financial Officer that the external auditors perform special studies, investigations, or other services in matters of interest or concern to the Committee.

        The Committee's oversight of external audit coverage is covered under section I.A. above.

III. COMMITTEE MEMBERSHIP

        The Committee shall be composed of two or more Directors, each of whom shall be independent. To be considered independent, a Committee member may not (other than in his capacity as a member of the Committee, the Board or another committee of the Board) accept any consulting, advisory or other compensatory fee from I-Link or be an affiliated person of I-Link or any of its subsidiaries. Each member shall comply with the requirements promulgated by the Commission and any stock exchange on which shares of stock of I-Link are traded, and shall be free of any relationship that, in the opinion of the Board of Directors, would interfere with his or her exercise of independent judgment. All members of the Committee will have a general understanding of basic finance practices, and accounting practices and policies. The Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by I-Link or an outside consultant. The Chairman and other members of the Committee shall be appointed by the Board of Directors.

        Vacancies occurring in the Committee may be filled by appointment of the Chairman of the Board, but no member of the Committee shall be removed except by vote of a majority of Directors present at any regular or special meeting of the Board.

        The Secretary of the Committee shall be appointed by the majority vote of the Committee. The Secretary of the Committee shall prepare minutes of the meetings, maintain custody of copies of data furnished to and used by the Committee, and generally assist the Committee in connection with preparation of agendas, notices of meetings and otherwise.

IV. CONDUCT OF BUSINESS

        All meetings require the presence of a majority of the members of the Committee to conduct business. Each Committee member shall have one vote. All actions or determinations by the Committee must be by majority vote of the members present. The Board of Directors shall have overall authority over all Committee actions.

V. COMPENSATION

        The compensation of members of the Committee may be determined from time to time by resolution of the Board of Directors. Members of the Committee shall be reimbursed for all reasonable expenses incurred in attending such meetings.

VI. TIME AND PLACE OF MEETINGS

        Committee meetings shall be held quarterly or more frequently as necessary at an agreed upon location. The Committee may ask members of management or others to attend the meeting and to provide pertinent information as necessary. As part of its job to foster open communication, the Audit Committee should meet at least annual with management and the independent accountants separately to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee or at least its Chairperson should meet with the independent accountants and management quarterly to review I-Link's financial statements consistent with the Audit Committee's duties and responsibilities set forth herein.

VII. PRESENTATION OF REPORTS TO THE BOARD OF DIRECTORS

        The Committee shall make an annual presentation to the Board of Directors within three months after the receipt of the external auditor's opinion on I-Link's financial statement. The presentation shall provide an overview of the Committee's activities, findings of importance, conclusions, recommendations, and items that require follow-up or action by the Board. Presentations may be made at more frequent intervals if deemed necessary by the Committee or as requested by the Board of Directors.

APPENDIX B

[Execution Copy]

AMENDED AND RESTATED
DEBT RESTRUCTURING AGREEMENT

        This Debt Restructuring Agreement is entered into this 15th day of October 2002 between I-Link Incorporated, a Florida corporation ("I-Link"), Counsel Corporation (US), a Delaware corporation ("Counsel"), and Counsel Springwell Communications LLC, a Delaware limited liability company formerly known as Counsel Communications LLC ("Counsel Springwell").

RECITALS:

        A.    Counsel Springwell and I-Link entered into a Senior Convertible Loan and Security Agreement dated as of March 1, 2001 as amended (the "March 1st Loan Agreement"), pursuant to which Counsel Springwell has advanced to I-Link the aggregate principal amount of $12,000,000.

        B.    Counsel, an affiliate of Counsel Springwell, and I-Link entered into a Loan and Security Agreement dated as of June 6, 2001 (the "June 6th Loan Agreement"). The June 6th Loan Agreement was amended on June 27, 2002 to increase the total borrowing to $24,306,865.91.

        C.    In addition to the principal amount outstanding under the June 6th Loan Agreement, Counsel Springwell has advanced additional amounts to I-Link since July 25, 2002 (the "Interim Advances").

        D.    Pursuant to a Loan and Security Agreement dated as of June 4, 2001 (the "June 4th Loan Agreement"), Counsel advanced the principal amount of $14,850,000 to WorldxChange Corp., a Delaware corporation and wholly-owned subsidiary of I-Link ("WxC"), of which amount $12,350,000 remains outstanding.

        E.    The Board of directors of I-Link will be meeting in the weeks following the execution of this Agreement to adopt a new operating plan (the "Operating Plan").

        F.    Counsel Springwell and Counsel Corporation have committed to fund, through long-term intercompany advances or equity contributions, all capital investment, working capital or other operational cash requirements of I-Link through April 15, 2003 as set forth in that certain letter to I-Link, dated April 30, 2002 (the "Keep Well Letter").

        G.    The parties previously entered into a Debt Restructuring Agreement dated July 25, 2002 (the "Debt Restructuring Agreement").

        I.    The parties wish to amend certain provisions of the Debt Restructuring Agreement.

        Accordingly, the parties hereby agree that the Debt Restructuring Agreement is hereby amended and restated in its entirety to read as follows:

        1.    Closing Date.    The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of I-Link, or such other place as the parties may mutually agree, on or before the third business day (the "Closing Date") following the day on which the Proposals (as defined below) are approved by the stockholders of I-Link and become effective in accordance with the Amended and Restated Articles of Incorporation of I-Link, as amended through the date of the Stockholders Meeting (as defined below).

        2.    Actions to be taken at the Closing.    The parties hereby agree that, at the Closing and in exchange for and in satisfaction of (i) the aggregate principal amount outstanding as of the Closing Date under the June 6th Loan Agreement, and all accrued and unpaid interest thereon through the Closing Date, (ii) the outstanding principal amount of the Interim Advances, together with interest thereon at the rate of ten percent (10%) per annum from the date of each such advance through the Closing Date and (iii) the principal amount of additional advances made by Counsel Springwell to I-Link after the date hereof pursuant to the Keep Well Letter or the Operating Plan (as defined below), together with interest thereon at the rate of ten percent (10%) per annum from the date of each such advance through the Closing Date (the amounts in clauses (i), (ii) and (iii) being hereinafter referred to as the "Aggregate Amount") I-Link shall issue to Counsel Springwell the number of shares of Common Stock equal to the quotient of (i) the Aggregate Amount, divided by (ii) $0.18864 (the "Effective Price"). Counsel represents and warrants to I-Link that it has not assigned, pledged or otherwise transferred or encumbered its rights under the June 6th Loan Agreement.

        3.    Commitment to Provide Additional Funding

          (a)  In addition to providing funding under the Keep Well Letter, Counsel Springwell shall fund the operations of I-Link through the date of adoption of the Operating Plan, and hereafter shall fund the operating cash flow deficit, if any, inherent in the Operating Plan hereafter adopted by the I-Link Board of Directors. Counsel Springwell shall also (i) subject to stockholder approval of the Proposals, advance to I-Link any and all amounts paid or payable by I-Link to stockholders of I-Link that exercise their dissenters' rights in connection with the transactions subject to this Agreement and (ii) advance to I-Link the annual premium to renew the existing Directors and Officers insurance coverage (which is and shall be separate and distinct from insurance policies maintained by Counsel or their affiliated entities) for an additional one year from the current date of its expiration in November 2002, and Counsel and Counsel Springwell represent and covenant that they will do any and all things reasonably necessary to cause such insurance to be continued in effect until at least November 2003 in types and amounts that are, at a minimum, currently in force, so long as such insurance is available on commercially reasonable terms. In addition, Counsel Springwell shall advance to I-Link all costs and fees incurred relating to the work of the current special committee of I-Link's board of directors ("Special Committee") and its legal, accounting and financial advisors in connection with the transaction contemplated by this Agreement and all accounting, legal and regulatory costs, investment banking fees and expenses, all costs incident to I-Link's annual stockholder meeting and any special stockholder meetings for soliciting and obtaining stockholder approval of the transactions contemplated hereby, and all other direct costs incurred by I-Link in connection with consummating the transaction contemplated by this Agreement (the "Special Committee Costs"). The parties acknowledge and agree that Counsel Springwell's payment of the amounts specified in the preceding sentence of this Section 3(a) shall not reduce Counsel Springwell's funding obligations under this Agreement.

          Any such funding provided by Counsel Springwell pursuant to this Section 3(a) (other than the amounts referenced in the penultimate sentence of the prior paragraph and any amounts advanced for acquisitions) prior to December 31, 2002 shall constitute a purchase of additional shares of Common Stock for a purchase price per share equal to the Effective Price; provided that in the event that the Board of Directors of I-Link hereafter determines to acquire the assets or equity interests of any other entity, I-Link and Counsel Springwell agree that any acquisition cost related to such acquisition will be financed, at the option of Counsel Springwell, either by way of equity from Counsel Springwell constituting a purchase of additional shares of Common stock for a purchase price per share equal to the average closing transaction price of a share of I-Link common stock on the twenty (20) trading days preceding the funding or alternatively a purchase money loan arrangement similar in form and substance to the June 6th Loan Agreement. Counsel Springwell shall cause each disbursement to be made within ten (10) calendar days of the receipt by Counsel Springwell of a written request to fund. I-Link shall issue certificates representing the purchased shares concurrently with or subsequent to such fundings. All funding referenced in this Section 3(a) shall be provided from time to time, when, as and if requested in writing by I-Link.

          (b)  Any additional funding provided by Counsel Springwell pursuant to the Operating Plan in each month during the 2003 calendar year shall constitute a purchase of additional shares of Common Stock for a purchase price per share equal to the average closing transaction price of a share of I-Link common stock on the twenty (20) trading days preceding the funding.

        4.    I-Link Financial Obligations Surviving This Agreement.    Counsel and Counsel Springwell, jointly and severally, represent, warrant and agree that from and after the Closing Date I-Link shall owe no amounts to Counsel, Counsel Springwell or WxC except (i) those amounts that will become due and owing to Counsel under the March 1st Loan Agreement and (ii) such amounts as may be payable from time to time under the WxC Agreement; and that there is no default under the March 1st Loan Agreement as of the date hereof.

        5.    Amendments to the March 1st Loan Agreement.    The parties represent, warrant and agree that the issuance of Common Stock by I-Link pursuant to this Agreement results in weighted-average conversion price adjustment pursuant to the provisions of the March 1st Loan Agreement and that the existing conversion price shall be adjusted in accordance with the terms of the March 1st Loan Agreement.

        6.    Securities Law Representations.    Counsel Springwell acknowledges that the issuance of shares of Common Stock pursuant to the terms of this Agreement (the "Shares") has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), the certificates representing the Shares shall bear customary securities registration legends. Counsel Springwell hereby represents and warrants to I-Link that:

          (a)  The Shares will be acquired for Counsel Springwell's own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Shares will not be disposed of in contravention of the Securities Act or any applicable state securities laws.

          (b)  Counsel Springwell is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Shares.

          (c)  Counsel Springwell is able to bear the economic risk of its investment in the Shares for an indefinite period of time because the Shares have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

        7.    Proxy Statement.

          (a)  Subject to Section 7(b) hereof, I-Link, acting through its Board of Directors, shall:

              (i)  duly call, give notice of, convene and hold an annual or special meeting of its stockholders (the "Stockholders Meeting") as soon as practicable following the date hereof for the purpose of considering and taking action upon the following proposals (the "Proposals"): (A) an amendment to the Amended and Restated Articles of Incorporation of I-Link to increase the authorized number of shares of Common Stock from 300,000,000 shares to 900,000,000 shares and (B) an amendment to the Amended and Restated Articles of Incorporation of I-Link deleting Article VI thereof.

            (ii)  prepare and file with the SEC a preliminary proxy relating to this Agreement as soon as reasonably practicable and obtain and furnish the information required to be included by the SEC in the Proxy Statement and, after consultation with Counsel Springwell, use its best efforts to respond promptly to any comments made by the SEC with respect to the preliminary proxy and cause a definitive proxy (as amended or supplemented, the "Proxy Statement") to be mailed to its stockholders;

            (iii)  include in the definitive Proxy Statement the written opinion of the financial advisor to the Special Committee of the Board of Directors of I-Link that the transactions contemplated by this Agreement are fair to the stockholders of I-Link from a financial point of view;

            (iv)  afford to all of the stockholders of I-Link dissenters' rights under Florida law relating to the matters to be presented to them for consideration at the Stockholder Meeting and relating to the subject matter of this Agreement; and

            (v)  use its reasonable best efforts to obtain the approval of the Proposals by the holders of the requisite number of issued and outstanding shares of capital stock of I-Link.

          (b)  The Board of Directors of I-Link shall recommend approval and adoption of the Proposals by I-Link's stockholders. The Board of Directors of I-Link shall not be permitted to withdraw, amend or modify in a manner adverse to Counsel and Counsel Springwell such recommendation (or announce publicly its intention to do so), except that prior to the Stockholder Meeting, the Board of Directors of I-Link shall be permitted to withdraw, amend or modify its recommendation (or announce publicly its intention to do so) but only if the Board of Directors of I-Link shall have determined in its good faith judgment, based upon the advice of outside counsel, that it is obligated by its fiduciary obligations under applicable law to withdraw, amend or modify such recommendation. If the Stockholder Meeting is being held, the recommendation of the Board of Directors of I-Link shall be included in the Proxy Statement.

          (c)  Each of Counsel and Counsel Springwell agrees that it will provide I-Link with the information required to be included in the Proxy Statement and will vote, or cause to be voted, all of the shares of the Common Stock then owned by it, directly or indirectly, or over which it has the power to vote, in favor of approval of the Proposals. Counsel and Counsel Springwell shall have the right to review in advance all characterizations and information related to them, this Agreement and the transactions contemplated hereby which appear in the Proxy Statement.

          (d)  Each of Counsel, Counsel Springwell and I-Link agrees promptly to correct any information provided by it for use in the Proxy Statement as and to the extent it shall have become false or misleading in any material respect and to supplement the information provided by it specifically for use in the Proxy Statement to include any information that shall have become necessary, in order to make statements contained therein, in light of the circumstances in which they were made, not misleading, and each of Counsel, Counsel Springwell and I-Link further agrees to take all steps necessary to cause the Proxy Statement, as so corrected or supplemented, to be filed with the SEC and to be disseminated to its stockholders in each case as and to the extent required by applicable federal securities laws.

        8.    Covenant.    Counsel Springwell hereby agrees that, if the Proposals are approved by the stockholders at the Stockholders Meeting, it shall not take any action under Section 607.1104 of the Florida Business Corporation Act prior to June 30, 2003.

        9.    Expenses.    Counsel Springwell shall bear all costs, fees and expenses in connection with this Agreement and the transactions contemplated hereby.

        10.    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or when received if sent by registered or certified mail, return receipt requested, by facsimile (with confirmation of receipt) or by reputable overnight delivery service, to the parties at the following addresses (or at such other address as a party may specify by like notice):

          (a)  If to I-Link:

      13751 S. Wadsworth Park Dr.
      Draper, UT 84020
      Attention:    Chief Executive Officer
      Facsimile:    (801) 576-4295

      with copy to:

      13751 S. Wadsworth Park Dr.
      Draper, UT 84020
      Attention:    Legal Department
      Facsimile:    (801) 553-6890

          (b)  If to Counsel or Counsel Springwell:

      Counsel Corporation
      The Exchange Tower
      Suite 1300, P.O. Box 435
      130 King Street West
      Toronto, Ontario M5X 1E3
      Attention:    Chief Executive Officer
      Facsimile:    (416) 866-3061

      with a copy to:

      Counsel Springwell Communications LLC
      One Landmark Square
      Suite 320
      Stamford, CT 06901
      Attention:    Managing Director
      Facsimile:    (203) 961-9001

        11.    No Waiver.    The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its rights to exercise any such or other right, power or remedy or to demand such compliance.

        12.    Amendment.    Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of the parties.

        13.    Entire Agreement.    Except as specifically provided elsewhere in this Agreement, this Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements, representations and understandings among the parties with respect to the subject matter hereof.

        14.    Further Assurances.    I-Link, Counsel Springwell and Counsel agree to deliver or cause to be delivered to each other any such additional instrument or take any action as any of them may reasonably request for the purpose of carrying out transactions contemplated by this Agreement.

        15.    Assignment.    This Agreement shall inure to the benefit of, and be binding upon, the parties and their respective successors and assigns. This Agreement may not be assigned by a party without the prior written consent of the other party.

        16.    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Florida Business Corporation Act is applicable.

        17.    Headings.    The headings and captions in this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

        18.    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

I-LINK INCORPORATED
By	/s/ HENRY Y.L. TOH
Name:	Henry Y.L. Toh
Title:	Director
COUNSEL CORPORATION (US)
By	/s/ ALLAN SILBER
Name:	Allan Silber
Title:	President
COUNSEL SPRINGWELL COMMUNICATIONS LLC
By	/s/ MUFIT CINALI
Name:	Mufit Cinali
Title:	Managing Director

APPENDIX C

607.1301    Dissenters' rights; definitions.    The following definitions apply to ss. 607.1302 and 607.1320:

        (1)  "Corporation" means the issuer of the shares held by a dissenting shareholder before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

        (2)  "Fair value," with respect to a dissenter's shares, means the value of the shares as of the close of business on the day prior to the shareholders' authorization date, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

        (3)  "Shareholders' authorization date" means the date on which the shareholders' vote authorizing the proposed action was taken, the date on which the corporation received written consents without a meeting from the requisite number of stockholders in order to authorize the action, or, in the case of a merger pursuant to s. 607.1104, the day prior to the date on which a copy of the plan of merger was mailed to each shareholder of record of the subsidiary corporation.

607.1302    Right of shareholder s to dissent.

        (1)  Any shareholder of a corporation has the right to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

          (a)  Consummation of a plan of merger to which the corporation is a party:

            1.    If the shareholder is entitled to vote on the merger, or

            2.    If the corporation is a subsidiary that is merged with its parent under s. 607.1104, and the shareholder s would have been entitled to vote on action taken, except for the applicability of s. 607.1104;

          (b)  Consummation of a sale or exchange of all, or substantially all, of the property of the corporation, other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange pursuant to s. 607.1202, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholder s within 1 year after the date of sale;

          (c)  As provided in s. 607.0902(11), the approval of a control-share acquisition;

          (d)  Consummation of a plan of share exchange to which the corporation is a party as the corporation the shares of which will be acquired, if the shareholder is entitled to vote on the plan;

          (e)  Any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such stockholder by:

            1.    Altering or abolishing any preemptive rights attached to any of his or her shares;

            2.    Altering or abolishing the voting rights pertaining to any of his or her shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

            3.    Effecting an exchange, cancellation, or reclassification of any of his or her shares, when such exchange, cancellation, or reclassification would alter or abolish the shareholder's voting rights or alter his or her percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

            4.    Reducing the stated redemption price of any of the shareholder's redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares, or making any of his or her shares subject to redemption when they are not otherwise redeemable;

            5.    Making non-cumulative, in whole or in part, dividends of any of the shareholder's preferred shares which had theretofore been cumulative;

            6.    Reducing the stated dividend preference of any of the shareholder's preferred shares; or

            7.    Reducing any stated preferential amount payable on any of the shareholder's preferred shares upon voluntary or involuntary liquidation; or

          (f)    Any corporate action taken, to the extent the articles of incorporation provide that a voting or nonvoting shareholder is entitled to dissent and obtain payment for his or her shares.

            (1)  A shareholder dissenting from any amendment specified in paragraph (1)(e) has the right to dissent only as to those of his or her shares which are adversely affected by the amendment.

            (2)  A shareholder may dissent as to less than all the shares registered in his or her name. In that event, the shareholder's rights shall be determined as if the shares as to which he or she has dissented and his or her other shares were registered in the names of different shareholders.

            (3)  Unless the articles of incorporation otherwise provide, this section does not apply with respect to a plan of merger or share exchange or a proposed sale or exchange of property, to the holders of shares of any class or series which, on the record date fixed to determine the shareholders entitled to vote at the meeting of shareholders at which such action is to be acted upon or to consent to any such action without a meeting, were either registered on a national securities exchange or designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc., or held of record by not fewer than 2,000 stockholders.

            (4)  A shareholder entitled to dissent and obtain payment for his or her shares under this section may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

607.1320    Procedure for exercise of dissenters' rights.

        (1)  (a) If a proposed corporate action creating dissenters' rights under s. 607.1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights and be accompanied by a copy of ss. 607.1301, 607.1302, and 607.1320. A shareholder who wishes to assert dissenters' rights shall:

            1.    Deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for his or her shares if the proposed action is effectuated, and

            2.    Not vote his or her shares in favor of the proposed action. A proxy or vote against the proposed action does not constitute such a notice of intent to demand payment.

          (b)  If proposed corporate action creating dissenters' rights under s. 607.1302 is effectuated by written consent without a meeting, the corporation shall deliver a copy of ss. 607.1301, 607.1302, and 607.1320 to each shareholder simultaneously with any request for the shareholder's written consent or, if such a request is not made, within 10 days after the date the corporation received written consents without a meeting from the requisite number of shareholders necessary to authorize the action.

        (2)  Within 10 days after the shareholders' authorization date, the corporation shall give written notice of such authorization or consent or adoption of the plan of merger, as the case may be, to each shareholder who filed a notice of intent to demand payment for his or her shares pursuant to paragraph (1)(a) or, in the case of action authorized by written consent, to each shareholder, excepting any who voted for, or consented in writing to, the proposed action.

        (3)  Within 20 days after the giving of notice to him or her, any shareholder who elects to dissent shall file with the corporation a notice of such election, stating the shareholder's name and address, the number, classes, and series of shares as to which he or she dissents, and a demand for payment of the fair value of his or her shares. Any shareholder failing to file such election to dissent within the period set forth shall be bound by the terms of the proposed corporate action. Any shareholder filing an election to dissent shall deposit his or her certificates for certificated shares with the corporation simultaneously with the filing of the election to dissent. The corporation may restrict the transfer of uncertificated shares from the date the shareholder's election to dissent is filed with the corporation.

        (4)  Upon filing a notice of election to dissent, the shareholder shall thereafter be entitled only to payment as provided in this section and shall not be entitled to vote or to exercise any other rights of a shareholder. A notice of election may be withdrawn in writing by the shareholder at any time before an offer is made by the corporation, as provided in subsection (5), to pay for his or her shares. After such offer, no such notice of election may be withdrawn unless the corporation consents thereto. However, the right of such shareholder to be paid the fair value of his or her shares shall cease, and the shareholder shall be reinstated to have all his or her rights as a shareholder as of the filing of his or her notice of election, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim, if:

          (a)  Such demand is withdrawn as provided in this section;

          (b)  The proposed corporate action is abandoned or rescinded or the shareholders revoke the authority to effect such action;

          (c)  No demand or petition for the determination of fair value by a court has been made or filed within the time provided in this section; or

          (d)  A court of competent jurisdiction determines that such shareholder is not entitled to the relief provided by this section.

        (5)  Within 10 days after the expiration of the period in which shareholders may file their notices of election to dissent, or within 10 days after such corporate action is effected, whichever is later (but in no case later than 90 days from the shareholders' authorization date), the corporation shall make a written offer to each dissenting shareholder who has made demand as provided in this section to pay an amount the corporation estimates to be the fair value for such shares. If the corporate action has not been consummated before the expiration of the 90-day period after the shareholders' authorization date, the offer may be made conditional upon the consummation of such action. Such notice and offer shall be accompanied by:

          (a)  A balance sheet of the corporation, the shares of which the dissenting shareholder holds, as of the latest available date and not more than 12 months prior to the making of such offer; and

          (b)  A profit and loss statement of such corporation for the 12-month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such 12-month period, for the portion thereof during which it was in existence.

        (6)  If within 30 days after the making of such offer any shareholder accepts the same, payment for his or her shares shall be made within 90 days after the making of such offer or the consummation of the proposed action, whichever is later. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in such shares.

        (7)  If the corporation fails to make such offer within the period specified therefor in subsection (5) or if it makes the offer and any dissenting shareholder or shareholders fail to accept the same within the period of 30 days thereafter, then the corporation, within 30 days after receipt of written demand from any dissenting shareholder given within 60 days after the date on which such corporate action was effected, shall, or at its election at any time within such period of 60 days may, file an action in any court of competent jurisdiction in the county in this state where the registered office of the corporation is located requesting that the fair value of such shares be determined. The court shall also determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his or her shares. If the corporation fails to institute the proceeding as herein provided, any dissenting shareholder may do so in the name of the corporation. All dissenting shareholders (whether or not residents of this state), other than shareholders who have agreed with the corporation as to the value of their shares, shall be made parties to the proceeding as an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident dissenting shareholder either by registered or certified mail and publication or in such other manner as is permitted by law. The jurisdiction of the court is plenary and exclusive. All shareholder s who are proper parties to the proceeding are entitled to judgment against the corporation for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as is specified in the order of their appointment or an amendment thereof. The corporation shall pay each dissenting shareholder the amount found to be due him or her within 10 days after final determination of the proceedings. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares.

        (8)  The judgment may, at the discretion of the court, include a fair rate of interest, to be determined by the court.

        (9)  The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the corporation, but all or any part of such costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding, to whom the corporation has made an offer to pay for the shares, if the court finds that the action of such shareholders in failing to accept such offer was arbitrary, vexatious, or not in good faith. Such expenses shall include reasonable compensation for, and reasonable expenses of, the appraisers, but shall exclude the fees and expenses of counsel for, and experts employed by, any party. If the fair value of the shares, as determined, materially exceeds the amount which the corporation offered to pay therefor or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court determines to be reasonable compensation to any attorney or expert employed by the shareholder in the proceeding.

        (10) Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this section, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger, they may be held and disposed of as the plan of merger otherwise provides. The shares of the surviving corporation into which the shares of such dissenting shareholders would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.

APPENDIX D

I-LINK INCORPORATED

AMENDMENT TO THE ARTICLES OF INCORPORATION
SETTING FORTH THE TERMS OF THE REVERSE STOCK SPLIT OF
I-LINK INCORPORATED'S SHARES OF COMMON STOCK
(PAR VALUE $.007 PER SHARE)

        The proposed change to the current language of Article III of the Articles of Incorporation recommended by all of the members of the Board of the Directors of I-Link Incorporated will be accomplished by deleting paragraph A as it is now in its entirety and substituting the following for it:

          "a(1).    Three Hundred Million (300,000,000) shares of common stock, having a par value of $.007 per share (the "Common Stock").

          "a(2).    Effective 12:01 a.m. on                        , 2003 (the "Effective Date"), each one (1) share of Common Stock of the Company's issued and outstanding shall, by virtue of this amendment of the of the Company's Articles of Incorporation, be combined into one-twentieth (1/20th) of one (1) share of fully paid and non-assessable Common Stock of the Company, subject to treatment of fractional share interests described below. Following the effectiveness of these Articles of Amendment, the Company will evidence the reverse stock split effected by this paragraph (a(2)) pursuant to the procedures of the Company.

              (i)  No fractional shares of Common Stock of the Company shall be issued. No Stockholder of the Company shall transfer any fractional shares of Common Stock of the Company. The Company shall not recognize on its stock record books any purported transfer of any fractional shares of Common Stock of the Company.

            (ii)  A holder of Common Stock, who immediately prior to the Effective Date, owns a number of shares of Common Stock of the Company which is not evenly divisible by the reverse split ratio shall, with respect to the fractional interest, be issued a number of shares of new Common Stock of the Company, be rounded to the nearest whole number."

D-1

APPENDIX E

I-LINK INCORPORATED

2003 STOCK OPTION AND APPRECIATION RIGHTS PLAN

(AS ADOPTED ON            , 2003)

ARTICLE I

ESTABLISHMENT AND PURPOSE

        Section 1.1    I-Link Incorporated, a Florida corporation (the "Company"), hereby establishes an equity incentive plan to be named the 2003 Stock Option and Appreciation Rights Plan (the "2003 Plan" or "Plan").

        Section 1.2    The purpose of the 2003 Plan is to induce persons who are officers, directors, employees and consultants of the Company or any of its subsidiaries who are in a position to contribute materially to the Company's prosperity to remain with the Company, to offer such persons incentives and rewards in recognition of their contributions to the Company's progress, and to encourage such persons to continue to promote the best interests of the Company. The 2003 Plan provides for options which qualify as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to be issued to such persons who are employees or officers, as well as options which do not so qualify ("Non-Qualified Options") to be issued to officers, directors, employees and consultants.

        Section 1.3    This Plan shall be governed by, and construed in accordance with, the laws of the State of [Florida].

        Section 1.4    All stock options and SARs, granted by the Company on or after the date that this 2003 Plan has been approved or adopted by the Company's stockholders, shall be governed by the terms and conditions of this 2003 Plan unless the terms of such option or SAR specifically indicate that it is not to be governed by this 2003 Plan.

ARTICLE II

ADMINISTRATION

        Section 2.1    All determinations under the 2003 Plan concerning the selection of persons eligible to receive awards under the 2003 Plan and with respect to the timing, pricing and amount of a grant or award under this 2003 Plan shall be made by the administrator (the "Administrator") of the 2003 Plan. The Administrator shall be either (a) the Company's Board of Directors (the "Board"), or (b) in the discretion of the Board, a committee (the "Committee") that is composed solely of two or more members of the Board. In the event the Committee is the Administrator, the Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. In such case, a majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be deemed the acts of the Committee. With respect to persons subject to Section 16 of the Securities Exchange Act of 1934 ("Exchange Act"), transactions under this 2003 Plan are intended to comply with all applicable conditions of Rule 16b-3 ("Rule 16b-3") or its successor under the Exchange Act, as such may be amended from time to time. To the extent any provision of the 2003 Plan or action by the Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Administrator.

        Section 2.2    The provisions of this 2003 Plan relating to Incentive Options are intended to comply in every respect with Section 422 of the Code and the regulations promulgated thereunder

("Section 422"). In the event any future statute or regulation shall modify Section 422, this 2003 Plan shall be deemed to incorporate by reference such modification. Any Stock Option Agreement relating to any Incentive Option granted pursuant to this 2003 Plan outstanding and unexercised at the time that any modifying statute or regulation becomes effective shall also be deemed to incorporate by reference such modification, and no notice of such modification need be given to the optionee. Any Stock Option Agreement relating to an Incentive Option shall provide that the optionee hold his stock received upon exercise of such Incentive Option for a minimum of two years from the date of grant of the Incentive Option and one year from the date of the exercise of such Incentive Option absent the written approval, consent or waiver of the Committee.

        Section 2.3    All determinations made by the Administrator with respect to award grants to: (i) the chief executive officer of the Company or an individual acting in that capacity; (ii) one of the four highest compensated officers (other than the chief executive officer) of the Company; or (iii) an individual reasonably deemed likely, in the judgment of the Board of Directors or the Committee, to become an employee described in clause (i) or (ii) of this paragraph within the exercise period of any contemplated option, shall be made only by those directors who qualify as an "outside director" within the meaning of Treasury Regulation Sect. 1.162-27(e)(3), as that Regulation may be amended from time to time (the "Regulation"), under the Code, and all other directors must abstain from making any such award determinations. In addition to the foregoing limitation and any others set forth by this Plan, the Committee shall not make an award under this Plan which will result in the grant to any individual of more than [1,500,000] shares of Common Stock under this Plan. This limitation is subject to adjustment at the Board's discretion pursuant to Article IX herein. This limitation shall be calculated by including the number of shares of Common Stock underlying the exercise of any Option granted pursuant to this Plan (if any).

        Section 2.4    If any provision of this 2003 Plan is determined to disqualify the shares purchasable pursuant to the Incentive Options granted under this 2003 Plan from the special tax treatment provided by Section 422, such provision shall be deemed to incorporate by reference the modification required to qualify the shares for said tax treatment.

        Section 2.5    The Company shall grant Incentive Options and Non-Qualified Options (collectively, "Options") and SARs under the 2003 Plan in accordance with determinations made by the Board or the Committee pursuant to the provisions of the 2003 Plan. All Options shall be evidenced by a Stock Option Agreement and all SARs shall be evidenced by a Stock Appreciation Rights Agreement (which may or may not be incorporated into a Stock Option Agreement at the sole discretion of the Administrator). All Options granted pursuant to the 2003 Plan shall be clearly identified as Incentive Options or Non-Qualified Options. The Board or the Committee may from time to time adopt (and thereafter amend or rescind) such rules and regulations for carrying out the 2003 Plan and take such action in the administration of the 2003 Plan, not inconsistent with the provisions hereof, as it shall deem proper. The Board or, subject to the supervision of the Board, the Committee, shall have plenary discretion, subject to the express provisions of this 2003 Plan, to determine which officers, directors, employees and consultants shall be granted Options, the number of shares subject to each Option, the time or times when an Option may be exercised (whether in whole or in installments), the terms and provisions of the respective Option agreements (which need not be identical), including such terms and provisions which may be amended from time to time as shall be required, in the judgment of the Board or the Committee, to conform to any change in any law or regulation applicable hereto, and whether SARs hereto shall be granted pursuant to Article VIII; and to make all other determinations deemed necessary or advisable for the administration of the 2003 Plan. The interpretation and construction of any provisions of the 2003 Plan by the Board or the Committee (unless otherwise determined by the Board) shall be final, conclusive and binding upon all persons.

        Section 2.6    No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the 2003 Plan or any Option or SAR granted under

it. A member of the Board or the Committee shall be indemnified by the Company, pursuant to the Company's By-Laws, for any expenses, judgments or other costs incurred as a result of a lawsuit filed against such member claiming any rights or remedies due to such member's participation in the administration of the 2003 Plan.

ARTICLE III

TOTAL NUMBER OF SHARES AVAILABLE TO BE OPTIONED OR GRANTED

        Section 3.1    There shall be reserved for issuance or transfer upon exercise of Options, to be granted from time to time under this 2003 Plan, an aggregate of forty million (40,000,000) shares of Common Stock, $0.007 par value per share, of the Company (subject to adjustment as provided in Article IX hereof). The shares issued by the Company under the 2003 Plan may be either Treasury shares or authorized but unissued shares, as the Board from time to time may determine.

        Section 3.2    In the event that any outstanding Options under the 2003 Plan for any reason should expire or are terminated without having been exercised in full; or shares of Common Stock subject to Options are surrendered in whole or in part pursuant to SARs granted under Article VIII hereof (except to the extent that shares of Common Stock are paid to the holder of the Option upon such surrender) should be returned to Treasury, the unpurchased shares subject to such Option and any such surrendered shares or shares returned to Treasury may again be available for transfer under the 2003 Plan.

        Section 3.3    No Options or SARs shall be granted pursuant to this 2003 Plan to any optionee after the tenth anniversary of the earlier of the date that this 2003 Plan is adopted by the Board or the date that this 2003 Plan is approved by the Company's stockholders.

ARTICLE IV

ELIGIBILITY

        Section 4.1    Non-Qualified Options and SARs may be granted pursuant to this 2003 Plan only to officers, directors, employees and consultants of the Company or any of its subsidiaries, as selected by the Board or the Committee, and Incentive Options may be granted pursuant to this 2003 Plan only to officers, directors who are also employees, and employees of the Company or any of its subsidiaries, as selected by the Committee. Persons granted Options and/or SARs pursuant to this 2003 Plan are hereinafter referred to as "Optionees." For purposes of determining who is an employee with respect to eligibility for Incentive Options, Section 422 shall govern. The Board or the Committee may determine in its sole discretion that any person who would otherwise be eligible to be granted Options and SARs, shall, nonetheless, be ineligible to receive any award under this 2003 Plan.

        Section 4.2    The Board or the Committee will, in its discretion, determine the persons to be granted Options or SARs, the time or times at which Options or SARs shall be granted; with respect to Options, the number of shares subject to each Option; the terms of a vesting or forfeiture schedule, if any; the type of Option issued; the period during which any such options may be exercised; the manner in which Options may be exercised and all other terms and conditions of the Options; provided, however, no Option or SAR will be made which has terms or conditions inconsistent with this 2003 Plan. Relevant factors in making such determinations may include the value of the services rendered by the respective Optionee, his present and potential contributions to the Company, and such other factors which are deemed relevant in accomplishing the purpose of the 2003 Plan.

ARTICLE V

TERMS AND CONDITIONS OF OPTIONS

        Section 5.1    Each Option granted under the 2003 Plan shall be evidenced by a Stock Option Agreement in a form not inconsistent with the 2003 Plan, provided that the following terms and conditions shall apply:

          (a)  The price at which each share of Common Stock covered by an Option may be purchased ("Option Exercise Price") shall be set forth in the Stock Option Agreement and shall be determined by the Board or the Committee, provided that the Option Exercise Price for any Incentive Option shall not be less than the "Fair Market Value" of the Common Stock at the time of grant as defined in Section 5.1(b). Notwithstanding the foregoing, if an Incentive Option to purchase shares is granted pursuant to this 2003 Plan to an Optionee who, on the date of the grant, directly or indirectly owns more than 10% of the voting power of all classes of stock of the Company or its parent or subsidiary, not including the stock obtainable under the Option, the minimum Option Exercise Price of such Option shall be not less than 110% of the "Fair Market Value" of the stock on the date of grant.

          (b)  The "Fair Market Value" shall be determined by the Board or the Committee, which determination shall be binding upon the Company and its officers, directors, employees and consultants. The determination of the Fair Market Value shall be based upon the following methodology: (i) if the Common Stock is not listed and traded upon a recognized securities exchange and there is no report of stock prices with respect to the Common Stock published by a recognized stock quotation service, on the basis of the recent purchases and sales of the Common Stock in arms-length transactions; or (ii) if the Common Stock is not then listed and traded upon a recognized securities exchange or quoted on The Nasdaq Stock Market, Inc. ("Nasdaq"), and there are reports of stock prices by a recognized quotation service, on the basis of quotations for such stock, based upon the average of the closing bid prices of the Common Stock for the five most recent trading days preceding the date of grant ("Five-Day Average"); or (iii) if the Common Stock shall then be listed and traded upon a recognized securities exchange or quoted on Nasdaq, upon the basis of the Five-Day Average preceding the date of grant on such recognized securities exchange; or, if the Common Stock was not traded on such date, upon the basis of the Five-Day Average nearest preceding that date. In the absence of any of the above-referenced evidence of Fair Market Value, the Board or the Committee shall consider such other factors relating to the Fair Market Value of the Common Stock, as it shall deem appropriate.

          (c)  For the purpose of determining whether an Optionee owns more than 10% of the voting power of all classes of stock of the Company, an Optionee is considered to own those shares which are owned directly or indirectly through brothers and sisters (including half-blooded siblings), spouse, ancestors and lineal descendants; and proportionately as a stockholder of a corporation, a partner of a partnership, and/or a beneficiary of a trust or an estate that owns shares of the Company.

          (d)  Notwithstanding any other provision of this 2003 Plan, in accordance with the provisions of Section 422(d) of the Code, to the extent that the aggregate Fair Market Value (determined at in accordance with Section 5.1(b)) of the stock of the Company with respect to which Incentive Options (without reference to this provision) are exercisable for the first time by any individual in any calendar year under any and all stock option plans of the Company, its subsidiary corporations and its parent (if any) exceeds $100,000, such Options shall be treated as Non-Qualified Options.

          (e)  An Optionee may, in the Board or the Committee's discretion, be granted more than one Incentive Option or Non-Qualified Option during the duration of this 2003 Plan, and may be issued a combination of Non-Qualified Options and Incentive Options; provided that non-employees are not eligible to receive Incentive Options.

          (f)    The duration of any Option and any right or SAR related to the Option shall be within the sole discretion of the Board or the Committee; provided, however, that any Incentive Option granted to a 10% or less stockholder or any Non-Qualified Option shall, by its terms, be exercised within ten years after the date the Option is granted and any Incentive Option granted to a greater than 10% stockholder shall, by its terms, be exercised within five years after the date the Option is granted.

          (g)  Any Option and any right or SAR related thereto shall not be transferable by the Optionee other than by will, or by the laws of descent and distribution. An Option may be exercised during the Optionee's lifetime only by the Optionee.

          (h)  At least six months shall elapse from the date on which an Option is granted to a director, officer or beneficial owner of more than 10% of the outstanding Common Stock under this 2003 Plan by the Board (or the Committee) to the date on which any share of Common Stock underlying such Option is sold or any SAR associated with such Option is exercised, unless the Board or the Committee otherwise consents in writing.

          (i)    In the event that stockholder approval of the 2003 Plan is not obtained within one year of the adoption of the 2003 Plan by the Board or within such other time period required under Section 422 and the regulations thereunder, all Options issued and issuable hereunder shall automatically be deemed to be Non-Qualified Options.

          (j)    The Committee may impose such other conditions with respect to the exercise of options, including without limitation, any conditions relating to the application of federal or state securities laws, as it may deem necessary or advisable.

ARTICLE VI

EMPLOYMENT OR SERVICE OF OPTIONEE

        Section 6.1    If the employment or service of an Optionee is terminated for cause, any vested or unvested Options, or rights to Options (collectively referred to herein as "Option Rights"), or SARs, if any, of such Optionee under any then outstanding Non-Qualified or Incentive Option shall terminate immediately. Unless the Board or the Committee determines to define "cause" differently and such definition is set forth in the Stock Option Agreement, "cause" shall mean incompetence in the performance of duties, disloyalty, dishonesty, theft, embezzlement, unauthorized disclosure of customer lists, product lines, processes or trade secrets of the Company, individually or as an employee, partner, associate, officer or director of any organization. The determination of the existence and the proof of "cause" shall be made by the Board or the Committee and, subject to the review of any determination made by the Committee by the Board, such determination shall be binding on the Optionee and the Company.

        Section 6.2    If the employment or service of the Optionee is terminated by either the Optionee or the Company for any reason other than for cause, death, or for disability, as defined in Section 22(e)(3) of the Code, the Option Rights, and SARs, if any, of such Optionee under any then outstanding Non-Qualified Option shall, subject to the provisions of Section 5.1(h) hereof, be exercisable by such Optionee at any time prior to the expiration of the Option or within three months after the date of such termination, whichever period of time is shorter, but only to the extent of the vested right to exercise the Option at the date of such termination. With respect to Incentive Options, such Options shall, subject to the provisions of Section 5.1(h) hereof, be exercisable by such Optionee at any time prior to the expiration of the Option, or within three months after the date of such termination, whichever period of time is shorter, but only to the extent of the vested right to exercise the Option at the date of such termination.

        Section 6.3    In the case of an Optionee who becomes disabled, as defined by Section 22(e)(3) of the Code, the Option rights of such Optionee under any then outstanding Incentive Option shall, subject to the provisions of Section 5.1(h) hereof, be exercisable by such Optionee at any time prior to the expiration of the Option or, in the case of an Incentive Option, within three months after the date of termination of employment or service due to disability, whichever period of time is shorter, but only to the extent of the vested right to exercise the Option, and SARs if any, at the date of such termination. With respect to any then outstanding Non-Incentive Options, the Option rights of such Optionee shall, subject to the provisions of Section 5.1(h) hereof, be exercisable by such Optionee at any time prior to the expiration of the Option, or within three months after the date of termination of employment or service due to disability, whichever period of time is shorter, but only to the extent of the vested right to exercise the Option, and SARs, if any, at the date of such termination.

        Section 6.4    In the event of the death of an Optionee, the Option rights of such Optionee under any then outstanding Incentive Option shall be exercisable by the person or persons to whom these rights pass by will or by the laws of descent and distribution, at any time prior to the expiration of the Option or within three months after the date of death, but only to the extent of the vested right to exercise the Option, and SARs, if any, at such time. Likewise, with respect to any then outstanding Non-Incentive Options, the Option rights exercisable by the person or persons to whom these rights pass by will or by the laws of descent and distribution shall, subject to the provisions of Section 5.1(h) hereof, be exercisable by person or persons, at any time prior to the expiration of the Option, or within three months after the date of death, but only to the extent of the vested right to exercise the Option, and SARs, if any, at such time. If a person or estate acquires the right to exercise a Non-Qualified or Incentive Option by bequest or inheritance, the Committee may require reasonable evidence as to the ownership of such Option, and may require such consents and releases of taxing authorities, as the Committee may deem advisable.

        Section 6.5    In addition to the requirements set forth in the 2003 Plan, the Committee or the Board may set such other targets, restrictions or other terms relating to the employment or service of the Optionee, including but not limited to a requirement that an employee must be continuously employed by the Company for such period of time as the Board or Committee, in its discretion, deems advisable before the right to exercise any portion of an Option granted to such employee will accrue, which targets, restrictions, or terms must be fulfilled or complied with, as the case may be, prior to the exercise of any portion of an Option and/or SARs, if any, granted to any Optionee.

        Section 6.6    Options and/or SARs, if any, granted under the 2003 Plan shall not be affected by any change of duties or position, so long as the optionee continues in the service of the Company.

        Section 6.7    Nothing contained in the 2003 Plan, or in any Option and/or SARs, if any, granted pursuant to the 2003 Plan, shall confer upon any Optionee any right with respect to continuance of employment or service by the Company nor interfere in any way with the right of the Company to terminate the Optionee's employment or service or change the Optionee's compensation at any time.

ARTICLE VII

EXERCISE OF OPTIONS

        Section 7.1    Except as provided in this Article VII, an Option shall be exercised by tender to the Company of the total Option Exercise Price of the shares with respect to which the Option is exercised and written notice of the exercise. The right to purchase shares shall be cumulative so that, once the right to purchase any shares has vested, such shares or any part thereof may be purchased at any time thereafter until the expiration or termination of the Option. A partial exercise of an Option shall not affect the right of the Optionee to exercise the Option from time to time, in accordance with the 2003 Plan, as to the remaining number of shares subject to the Option. The Option Exercise Price of the shares shall be in United States dollars, payable in cash or by certified bank check. Notwithstanding the foregoing, in lieu of cash, an Optionee may, with the approval of the Board or the Committee, exercise his option by tendering to the Company shares of Common Stock of the Company owned by him and having an aggregate Fair Market Value at least equal to the total Option Exercise Price or by tendering part or all of one or more Options to purchase Common Stock of the Company for which the aggregate Fair Market Value of the Common Stock underlying exercise of the Option shall be at least equal to the Option Exercise Price. The Fair Market Value of any shares of Common Stock so surrendered shall be determined by the Board or the Committee by application of the methodology set forth in Section 5.1(b) hereof; except that the term "date of surrender" shall be substituted for the term "date of grant" in applying such Section 5.1(b).

        Section 7.2    Except as provided in Article VI, an Option may not be exercised unless the holder thereof is an officer, director, employee or consultant of the Company at the time of exercise.

        Section 7.3    No Optionee, or Optionee's executor, administrator, legatee, distributee or other permitted transferee, shall be deemed to be a holder of any shares subject to an Option for any purpose whatsoever unless and until a stock certificate or certificates for such are issued to such person(s) under the terms of the 2003 Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Article IX hereof.

        Section 7.4    If (i) the listing, registration or qualification of the Options issued hereunder, or of any securities that may be purchased upon exercise of such Options (the "Subject Securities") upon any securities exchange or quotation system, or under federal or state law is necessary as a condition of or in connection with the issuance or exercise of the Options, or (ii) the consent or approval of any governmental regulatory body is necessary as a condition of, or in connection with, the issuance or exercise of the Options, the Company shall not be obligated to deliver the certificates representing the Subject Securities or to accept or to recognize an Option exercise unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained. The Company will take reasonable action to so list, register, or qualify the Options and the Subject Securities, or effect or obtain such consent or approval, so as to allow for their issuance.

        Section 7.5    An Optionee may be required to represent to the Company as a condition of his exercise of Options issued under this 2003 Plan: (i) that the subject Securities acquired upon Option exercise are being acquired by him for investment and not with a view to distribution or resale, unless counsel for the Company is then of the view that such a representation is not necessary and is not required under the Securities Act of 1933, as amended, (the "Securities Act") or any other applicable statute, law, regulation or rule; and (ii) that the Optionee shall make no exercise or disposition of an Option or of the Subject Securities in contravention of the Securities Act, the Exchange Act or the rules and regulations thereunder. Optionees may also be required to provide (as a condition precedent to exercise of an Option) such documentation as may be reasonably requested by the Company to assure compliance with applicable law and the terms and conditions of the 2003 Plan and the subject Option.

ARTICLE VIII

STOCK APPRECIATION RIGHTS

        Section 8.1    The Board or the Committee may, in its discretion, grant in connection with any Option, at any time prior to the exercise thereof, SARs to surrender all or part of the Option to the extent that such Option is exercisable and receive in exchange an amount payable in cash, shares of the Company's Common Stock or a combination thereof, as determined by the Board or the Committee, equal to the difference between the then Fair Market Value of the shares (valued at the then Fair Market Value, in accordance with the methodology set forth in Section 5.1(b), except that the term "date of surrender" shall be substituted for the term "date of grant,") issuable upon the exercise of the Option or portions thereof surrendered and the Option Exercise Price payable upon the exercise of the Option or portions thereof surrendered (the "Spread"). Such SARs may be granted only under the following conditions: (a) the SARs will expire no later than the expiration of the underlying Option; (b) the SARs may be for no more than one hundred percent ("100%)"of the Spread; (c) the SARs are transferable only when the underlying Option is transferable, and under the same conditions; (d) the SARs may be exercised only when the underlying Option is eligible to be exercised; (e) the SARs may be exercised only when the Spread is positive, i.e., when the Fair Market Value of the Common Stock subject to the Option exceeds the Option Exercise Price; and (f) any SARs granted to an Optionee shall be subject to all terms, conditions and provisions governing the Options, as expressed in the 2003 Plan and in the Option agreement issued to such Optionee pursuant to the 2003 Plan.

        Section 8.2    Each grant of an SAR under the Plan shall be evidenced by a Stock Appreciation Rights Agreement between the Optionee and the Company, which may either be a separate agreement between the Company and the Optionee, or may be incorporated into an Option Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee's other compensation. Each SAR Agreement shall specify the number of shares of Common Stock to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article IX.

        Section 8.3    Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. An SAR Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. SARs may be awarded in combination with Options, and the SAR Agreement may provide that the SARs will not be exercisable unless the related Options are forfeited. An SAR may be included in an Incentive Option only at the time of grant but may be included in an Non-Qualified Option at the time of grant or thereafter. An SAR granted under the Plan may provide that it will be exercisable only in the event of certain conditions that are determined in the sole discretion of the Board or the Committee.

        Section 8.4    Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price

ARTICLE IX

CHANGE IN NUMBER OF OUTSTANDING SHARES OF
STOCK, ADJUSTMENTS, REORGANIZATIONS, ETC.

        Section 9.1    In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased, or changed into or exchanged for a different number of shares or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, combination of shares, or a dividend payable in capital stock, appropriate adjustment may be made by the Board or the Committee in the number and kind of shares for the purchase of which Options may be granted under the 2003 Plan, including the maximum number that may be granted to any one person. In addition, the Administrator may make appropriate adjustments in the number and kind of shares as to which outstanding Options, and, to the extent granted, SARs in connection therewith, or portions thereof then unexercised, shall be exercisable, to the end that the Optionee's proportionate interest shall be maintained as before the occurrence to the unexercised portion of the Option, and to the extent granted, SARs in connection therewith, and with a corresponding adjustment in the Option Exercise Price per share. Any such adjustment made by the Administrator shall be conclusive.

        Section 9.2    The grant of an Option and/or any SARs granted in connection therewith, pursuant to the 2003 Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

        Section 9.3    Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject Options and/or any SARs granted in connection therewith, are changed into or exchanged for cash or property or securities not of the Company's issue, or upon a sale of substantially all the property of the Company to an association, person, party, corporation, partnership, or control group as that term is construed for purposes of the Exchange Act, the 2003 Plan shall terminate, and all Options, and any SARs granted in connection therewith, theretofore granted hereunder shall terminate unless provision be made in writing in connection with such transaction for the continuance of the 2003 Plan and/or for the assumption of Options and/or any SARs granted in connection therewith, theretofore granted, or the substitution for such Options of options covering the stock of a successor employer corporation, or a parent or a subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event the 2003 Plan and Options, and/or any SARs granted in connection therewith, heretofore granted shall continue in the manner and under the terms so provided. If the 2003 Plan and unexercised Options, and/or any SARs granted in connection therewith, shall terminate pursuant to the foregoing sentence, all persons owning any unexercised portions of Options then outstanding shall have the right, at such time prior to the consummation of the transaction causing such termination as the Company shall designate, to exercise the unexercised portions of their Options, including the portions thereof which would, but for this Section 9.3 not yet be exercisable; except that the exercise of any SARs after such termination shall be allowed solely at the discretion of the Board.

ARTICLE X

WITHHOLDING TAXES

        Section 10.1    General.    To the extent required by applicable federal, state, local or foreign law, an Optionee or his successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Stock or make any cash payment under the Plan until such obligations are satisfied.

        Section 10.2    Share Withholding.    The Committee may permit an Optionee to satisfy all or part of his withholding or income tax obligations by having the Company withhold all or a portion of any shares of Common Stock that otherwise would be issued to him or by surrendering all or a portion of any shares of Common Stock that he or she previously acquired. Such shares of Common Stock shall be valued at their Fair Market Value in accordance with the methodology set forth in Section 5.1 (b) hereof, except that the term "date of surrender" shall be substituted for the term "date of grant" in applying such methodology.

ARTICLE XI

DURATION, AMENDMENT AND TERMINATION

        Section 11.1    The Board may at any time terminate the 2003 Plan or make such amendments thereto as it shall deem advisable and in the best interests of the Company, without action on the part of the stockholders of the Company unless such approval is required pursuant to applicable law; provided, however, that no such termination or amendment shall, without the consent of the individual to whom any Option shall theretofore have been granted, affect or impair the rights of such individual under such Option. Pursuant to Section 422(b)(2) of the Code, no Incentive Option may be granted pursuant to this 2003 Plan more than ten years from the date the 2003 Plan is adopted or the date the 2003 Plan is approved by the stockholders of the Company, whichever is earlier.

ARTICLE XII

RESTRICTIONS

        Section 12.1    Any shares issued pursuant to the 2003 Plan shall be subject to such restrictions on transfer and limitations as shall, in the opinion of the Board or the Committee, be necessary or advisable to assure compliance with the laws, rules and regulations of the United States government or any state or jurisdiction thereof or any other applicable law. In addition, the Board or the Committee may in any Stock Option Agreement and/or SAR impose such other restrictions upon the exercise of an Option or upon the sale or other disposition of the shares of Common Stock deliverable upon exercise thereof as the Board or the Committee may, in its sole discretion, determine, including but not limited to provisions which allow the Company to reacquire such shares at their original purchase price if the Optionee's employment terminates within a stated period after the acquisition of such shares. By accepting an award pursuant to the 2003 Plan each Optionee shall thereby agree to any such restrictions.

        Section 12.2    Any certificate issued to evidence shares issued pursuant to an Option shall bear such legends and statements as the Board or counsel to the Company shall deem advisable to assure compliance with the laws, rules and regulations of the United States government or any state or jurisdiction thereof. No shares will be delivered under the 2003 Plan until the Company has obtained such consents or approvals from such regulatory bodies of the United States government or any state or jurisdiction thereof as the Board or counsel to the Company deems necessary or advisable.

ARTICLE XIII

FINANCIAL ASSISTANCE

        Section 13.1    The Company is vested with authority under this 2003 Plan, at the discretion of the Board, to assist any employee who is not a director or executive officer of the Company or any of its subsidiaries and to whom an Option is granted hereunder, in the payment of the purchase price payable on exercise of that Option, by lending the amount of such purchase price to such employee on such terms and at such rates of interest and upon such security (or unsecured) as shall have been authorized by or under authority of the Board. Any such assistance shall comply with the requirements of (a) Regulation G promulgated by the Board of the Federal Reserve System, as amended, (b) the Sarbanes-Oxley Act of 2002, as amended, and (c) any other applicable law, rule or regulation.

ARTICLE XIV

APPLICATION OF FUNDS

        Section 14.1    The proceeds received by the Company from the sale of stock pursuant to the exercise of Options under the 2003 Plan are to be added to the general funds of the Company and used for its corporate purposes as determined by the Board.

ARTICLE XV

EFFECTIVENESS OF PLAN

        Section 15.1    This 2003 Plan shall become effective upon adoption by the Board, and Options may be issued hereunder from and after that date subject to the provisions of Section 3.3. This 2003 Plan must be approved by the Company's stockholders in accordance with the applicable provisions (relating to the issuance of stock or Options) of the Company's governing documents and state law or, if no such approval is prescribed therein, by the affirmative vote of the holders of a majority of the votes cast at a duly held stockholders meeting at which a quorum representing a majority of all the Company's outstanding voting stock is present and voting (in person or by proxy) or, without regard to any required time period for approval, by any other method permitted by Section 422 and the regulations thereunder. If such stockholder approval is not obtained within one year of the adoption of the 2003 Plan by the Board or within such other time period required under Section 422 and the regulations thereunder, this 2003 Plan shall remain in force, provided however, that all Options issued and issuable hereunder shall automatically be deemed to be Non-Qualified Options.

        IN WITNESS WHEREOF, pursuant to the adoption of this 2003 Plan by the Board of Directors of the Company, this 2003 Plan is hereby executed effective as of this    day of January, 2003.

I-LINK INCORPORATED
Allan C. Silber President
ATTEST:
[Name] Secretary

PROXY

ANNUAL MEETING OF STOCKHOLDERS
OF
I-LINK INCORPORATED

[            ], 2003

This Proxy is Solicited on Behalf of the Board of Directors

        The undersigned hereby appoints Henry Y.L. Toh, Hal B. Heaton, Allan C. Silber, Albert Reichmann and each or any of them proxies, with power of substitution, to vote all shares of the undersigned at the Annual Meeting of stockholders to be held on March 28, 2003, at [10] a.m. local time at [                        ], San Diego, California 92131, or at any adjournment thereof, upon the matters set forth in the Proxy Statement for such meeting, and in their discretion, on such other business as may properly come before the meeting.

1.	TO ELECT TWO CLASS I DIRECTORS AND ONE CLASS III DIRECTOR, EACH TO SERVE FOR THREE YEARS AND UNTIL HIS SUCCESSOR HAS BEEN DULY ELECTED AND QUALIFIED.
	☐	FOR THE NOMINEES LISTED BELOW		☐ WITHHOLD AUTHORITY to vote for the nominee listed below
(INSTRUCTION: To withhold authority to vote for a nominee strike a line through the nominee's name below.)
SAMUEL L. SHIMER GARY J. WASSERSON KELLY MURUMETS
2.	APPROVE AN AMENDMENT TO I-LINK'S ARTICLES OF INCORPORATION CHANGING THE NAME OF THE COMPANY TO ACCERIS COMMUNICATIONS INC.
	☐	FOR	☐	AGAINST	☐	ABSTAIN
3.	APPROVE AN AMENDMENT TO I-LINK'S ARTICLES OF INCORPORATION DELETING ARTICLE VI.
	☐	FOR	☐	AGAINST	☐	ABSTAIN
4.	APPROVE A 1-FOR-20 REVERSE STOCK SPLIT OF I-LINK'S COMMON STOCK.
	☐	FOR	☐	AGAINST	☐	ABSTAIN
5.	APPROVE THE 2003 STOCK OPTION AND APPRECIATION RIGHTS PLAN.
	☐	FOR	☐	AGAINST	☐	ABSTAIN
6.	TRANSACT ANY OTHER BUSINESS THAT MAY PROPERLY BE PRESENTED AT THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.
Dated:	Signature
Dated:	Signature, if held jointly
NOTE:	When shares are held by joint tenants, both should sign. Persons signing as Executor, Administrator, Trustee, etc. should so indicate. Please sign exactly as the name appears on the proxy.

IF NO CONTRARY SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5.

PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.